CMLTI 2007-WFHE4

Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237
Term Sheet	Date Prepared: October [17], 2007
Citigroup Mortgage Loan Trust 2007-WFHE4 Asset-Backed Certificates,
Series 2007-WFHE4

Approximate Total Offered Size:   $[164,612,000]
Citigroup Global Markets Realty Corp.
Seller
Wells Fargo Bank N.A.
Servicer
Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (Moodys/S&P)		WAL (Call/ Mat)(3)		Window (Call/ Mat)(3)
OFFERED CERTIFICATES
X-1	Notional	FLT/SR (5)		[Aaa]	[AAA]
A-2A	64,290,000	FLT/SR/SEQ	24.95%	[Aaa]	[AAA]	1.00	1.00	1-22	1-22
A-2B	32,579,000	FLT/SR/SEQ	24.95%	[Aaa]	[AAA]	2.97	2.97	22-79	22-79
M-3A	7,838,000	Floating / Mezz	15.25%	[Aa2]	[AA-]	4.87	5.41	44-83	44-160
M-4	4,722,000	Floating / Mezz	13.85%	[Aa3]	[A+]	4.79	5.30	43-83	43-151
M-5	6,576,000	Floating / Mezz	11.90%	[A1]	[A]	4.75	5.25	42-83	42-147
M-6	5,227,000	Floating / Mezz	10.35%	[A2]	[A-]	4.71	5.20	41-83	41-141
M-7	3,541,000	Floating / Mezz	9.30%	[A3]	[BBB+]	4.69	5.16	40-83	40-136
M-8	2,530,000	Floating / Mezz	8.55%	[Baa1]	[BBB]	4.68	5.13	40-83	40-132
M-9	4,890,000	Floating / Mezz	7.10%	[Baa2]	[BBB-]	4.66	5.09	39-83	39-129
OFFERED CERTIFICATES NOT AVAILABLE
A-2C	7,545,000	FLT/SR/SEQ	24.95%	[Aaa]	[AAA]	6.89	9.49	79-83	79-192
M-1	9,780,000	Floating / Mezz	22.05%	[Aa1]	[AA+]	5.19	5.75	51-83	51-170
M-2	8,094,000	Floating / Mezz	19.65%	[Aa1]	[AA]	5.02	5.57	48-83	48-164
M-3B	7,000,000	Floating / Mezz	15.25%	[Aa2]	[AA-]	4.87	5.41	44-83	44-160
NON-OFFERED CERTIFICATES
A-1	148,684,000	FLT/SR/PT	24.95%	[Aaa]	[AAA]	2.09	2.29	1-83	1-194

(1)	Certificate sizes are subject to change (+/- 10%)
(2)
The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date

(3)	Based on Pricing Prepayment Assumption
(4)	Includes Overcollateralization
(5)	Class X-1 Certificates, which will be entitled to payments of interest only and will accrue interest on a notional balance shown on page [16].

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[October [ ], 2007]
Rating Agencies:	Moody’s / S&P	Expected Settlement Date:	[October 31, 2007]
Trustee:	[U.S. Bank, National Association]	Trust Administrator	[Citibank N.A.]

Citigroup Global Markets Inc.

For Further Information:

Mortgage Finance Taruna Reddy (212) 723-6748 Sang Shin (212) 723-6586 Venkat Veerubhotla (212) 723-6662 Ranie Guo (212) 723-6557 Ron Zuvich (212) 723-6890	MBS Trading Stephen Weinstein (212) 723-6325 Phil Seares (212) 723-6325 Joanna Keh (212) 723-6325 Brandon Logigian (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-6325 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust 2007-WFHE4, Asset-Backed Certificates, Series 2007-WFHE4
Offered Certificates:
Approximately $[104,414,000]  senior floating-rate certificates (the Class A-2A, Class A-2B and Class A-2C Certificates), approximately $[60,198,000]  mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3A, Class M-3B, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates) and Class X-1 Certificates.

Non-Offered Certificates:	Class A-1, Class CE, Class P, Class R and Class R-X Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3A, Class M-3B, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.
Group II Certificates:	Class A-2A, Class A-2B and Class A-2C Certificates which evidence interests in the Group II Mortgage Loans.
Class M-3 Certificates	Class M-3A and the Class M-3B Certificates.
Class X-1 Certificates
The Class X-1 Certificates will accrue interest based on a notional amount shown on page 16. The Class X-1 Certificates will accrue interest on a 30/360 basis.  Payment for the first period accrues from the Closing Date to the first Distribution Date.  The Class X-1 Certificates are not entitled to distributions of principal. Prepayment penalty premiums collected will not be available to make payments on the Class X-1 Certificates. The Class X-1 Certificates will have 0 day delay.

Seller:	Citigroup Global Markets Realty Corp.
Originator:	Wells Fargo Bank N.A. (100.00%)
Servicer:	Wells Fargo Bank N.A. Wells Fargo Bank N.A. currently has a Servicer Quality rating of “SQ1” by Moodys, a rating of “Strong” by S & P as a Primary Servicer of subprime residential mortgage loans
Depositor:	Citigroup Mortgage Loan Trust Inc.
Credit Risk Manager:
Clayton Fixed Income Services Inc. will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.
Trustee:	U.S. Bank, National Association
Swap Provider:	Bear Stearns Financial Products
Mortgage Loans:
Approximately [2,021] adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $[337,240,331].

For the purpose of calculating interest and principal on the Group I and Group II Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: Approximately [1,231] adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately [$198,113,425].  The Group I Mortgage Loans have principal balances at origination that conform to principal balance limits of  Fannie Mae.

Group II Mortgage Loans: Approximately [790] adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately [$139,126,907].  The Group II Mortgage Loans have principal balances at origination that may or may not conform to principal balance limits of Fannie Mae.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the aggregate principal balance, range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about October 31, 2007.
Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing in November 2007.
Cut-Off Date:	October 1, 2007.
Payment Delay:	The Offered Certificates have a 0 day delay.
Day Count:	The Offered Certificates are Actual/360, other than the Class X-1 Certificates.
Administrative Fee Rate:	Sum of the Servicing Fee Rate and Credit Risk Manager Fee Rate equal to approximately 0.52% per annum.
Denomination:	$25,000 and multiples of $1 in excess thereof.
Legal Final Maturity:	For all classes the legal final maturity is expected to be July 2037.
SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.
ERISA Eligibility:	All the Offered Certificates are expected to be ERISA eligible, subject to certain investor based exemptions.
Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure
Prepayment Assumption:
Adjustable-Rate Mortgage Loans: 5.0% CPR in month 1, building to 27.0% CPR by month 12; 27.0% CPR for months 13-23; 60.0% CPR for months 24-27; 30.0% CPR for months 28 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
(1) the Formula Rate; and
(2) the related Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
●      On or prior to the Optional Termination Date:  The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related maximum cap rate.
●     After the Optional Termination Date:  The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related maximum cap rate.
➢  The Pass-Through Rate for the Class X-1 Certificates for any Distribution Date will be the lesser of:
(i)                the lesser of (a) 1ML + 0.60% and (b) 6.00%, per annum, and
(ii)                the applicable Net WAC Cap for such Distribution Date.

Net WAC Cap:
The Net WAC Cap for any Distribution Date during which the Class X-1 Certificates are outstanding and

(a) the Group I Certificates is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the lower of

(1) (x) the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), if any, made to the Swap Provider by the Trust, expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12, minus (z) the Pass-Through Rate for the Class X-1 Certificates for such distribution date multiplied by a fraction, the numerator of which is the Notional Balance of the Class X-1 Certificates immediately prior to such distribution date, and the denominator of which is the aggregate principal balance of the mortgage loans  and
(2) (x) the weighted average of the Net Mortgage Rates of the  Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), if any, made to the Swap Provider by the Trust, expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12, minus (z) the Pass-Through Rate for the Class X-1 Certificates for such distribution date multiplied by a fraction, the numerator of which is the Notional Balance of the Class X-1 Certificates immediately prior to such distribution date, and the denominator of which is the aggregate principal balance of the mortgage loans

(b) the Group II Certificates is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the lower of

(1)  (x) the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), if any, made to the Swap Provider by the Trust, expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12, minus (z) the Pass-Through Rate for the Class X-1 Certificates for such distribution date multiplied by a fraction, the numerator of which is the Notional Balance of the Class X-1 Certificates immediately prior to such distribution date, and the denominator of which is the aggregate principal balance of the mortgage loans and
(2) (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), if any, made to the Swap Provider by the Trust, expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12, minus (z) the Pass-Through Rate for the Class X-1 Certificates for such distribution date multiplied by a fraction, the numerator of which is the Notional Balance of the Class X-1 Certificates immediately prior to such distribution date, and the denominator of which is the aggregate principal balance of the mortgage loans

The Net WAC Cap for any Distribution Date during which the Class X-1 Certificates are no longer outstanding and

(a) the Group I Certificates is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), if any, made to the Swap Provider by the Trust, expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12
(b) the Group II Certificates is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), if any, made to the Swap Provider by the Trust, expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12

The Net WAC Cap for any Distribution Date and
(a) the Class M Certificates is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Cap for the Group I Certificates and (ii) the Net WAC Cap for the Group II Certificates,

(b) the Class X-1 Certificates is the per annum rate equal to (i) the weighted average of the Net Mortgage Rates of the mortgage loans, minus (x) the Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), if any, made to the Swap Provider by the Trust, expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (subject to adjustment based on the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period minus (a) the Net Swap Payment (as defined in the Swap Agreement) or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of  Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans and (b) the Pass-Through Rate for the Class X-1 Certificates for such distribution date multiplied by a fraction, the numerator of which is the Notional Balance of the Class X-1 Certificates immediately prior to such distribution date, and the denominator of which is the aggregate stated principal balance of the mortgage loans

(b) the Group II Certificates is a per annum rate (subject to adjustment based on the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period minus (a) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of  Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans and (b) the Pass-Through Rate for the Class X-1 Certificates for such distribution date multiplied by a fraction, the numerator of which is the Notional Balance of the Class X-1 Certificates immediately prior to such distribution date, and the denominator of which is the aggregate stated principal balance of the mortgage loans

(c) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates and (ii) the Maximum Cap Rate for the Group II Certificates.

(d) the Class X-1 Certificates is a per annum rate subject to adjustment based on equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period  (a) minus the Net Swap Payment (as defined in the Swap Agreement) or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of  Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.
Maximum Net Mortgage Rate:
The Maximum Net Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) less the Administrative Fee Rate.

LIBOR Carryover Amount:
For any Distribution Date the excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from the immediately preceding Distribution Date plus interest accrued thereon at the respective Formula Rate for the most recently ended interest accrual period.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the mortgage loans plus any Excess Interest from the mortgage loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will have approximately [49.90]% of the current principal balance of the related Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs unless the aggregate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(iv)  the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(v)  the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(vi)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus any Excess Interest allocable to principal in order to build or maintain the Targeted Overcollateralization Amount minus any Overcollateralization Release Amount.

The Class X-1 Certificates are not entitled to any distributions of principal.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately [50.10]% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus [0.50%](1) of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately [50.10]% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus [0.50%](1)  of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed first to the Class A-2A Certificates, second, to the Class A-2B Certificates, and third to the Class A-2C Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

(1) Subject to change based on Rating Agency criteria

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus [0.50%](1)  of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Principal allocable to the Class M-3 Certificates, will be allocated to Class M-3A and Class M-3B Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans.  If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  LIBOR Carryover Amount (if any)

Available Funds:
For any Distribution Date, the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Credit Risk Manager or the Swap Provider (other than any Swap Termination Payment due to a Swap Provider Trigger Event)of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all principal and interest Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Swap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Supplemental Interest Trust
Trustee for the Supplemental Interest Trust) will enter into a Swap Agreement with the Swap
Provider. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Provider a strike rate (equal to the strike rate shown in the schedule on page 19) times a notional amount equal to the related swap notional amount set forth in the schedule on page 19 and (ii) the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired.
Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.

(1) Subject to change based on Rating Agency criteria

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.  To the Class X-1 Certificates, the applicable accrued certificate interest and Interest Carry Forward Amount for such Distribution Date.
2.  From the Interest Remittance Amount for each group, to pay interest on the related Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially (interest allocable to the Class M-3 Certificates, will be allocated between the M-3A and M-3B pro-rata based on the entitlement of each such class).
3.  Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Group I Principal Distribution Amount to the Group I Certificates and to pay the Group II Principal Distribution Amount to the Group II Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each group has been reduced to zero. Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.
b)  To pay any remaining Principal Distribution Amount to the Class M-1 through Class M-9 Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
4.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, until the aggregate certificate principal balance of the Class A Certificates in each such group has been reduced to zero. Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.
b)  To pay up to an amount equal to the respective Class M-1 through Class M-9 Principal Distribution Amount, sequentially to the Class M Certificates until the Certificate Principal Balance of each such class has been reduced to zero.
5.     From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary and included in the Principal Distribution Amounts.
6.    From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
7.    From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
8.    From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)  to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class M Certificates (for the Class M-3 Certificates, pro rata between the Class M-3A and Class M-3B Certificates) any such remaining undistributed LIBOR Carryover Amounts for each class
9.    To pay certain swap termination payments (caused by a Swap Provider Trigger Event) to the Swap Provider.
10.    To pay the funds from the Supplemental Interest Trust pursuant to the priorities set forth under Supplemental Interest Trust below.
11.    To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
12.    To the holders of the Class R Certificates, any remaining amounts.

Supplemental Interest Trust:
Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:
1. To the Swap Provider, any net swap payments and certain swap termination payments (other than any Swap Termination Payment due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider for such Distribution Date.
2. To cover Interest Carry Forward Amounts on the Class X-1 and Class A Certificates.
3. To make distributions as set forth in clauses (5) through (8) above to the extent remaining undistributed.
4. Any remaining amounts to the Class CE Certificates.

CREDIT ENHANCEMENT SUMMARY

Senior Enhancement Percentage:
For any distribution date is the percentage obtained by dividing
(x) the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof on the related distribution date, by
(y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period and any interest and principal amounts that have been forgiven as part of a loan modification divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
November 2009 through October 2010	[1.50]% for the first month plus an additional 1/12th of [1.85]% for each month thereafter
November 2010 through October 2011	[3.35]% for the first month plus an additional 1/12th of [2.00]% for each month thereafter
November 2011 through October 2012	[5.35]% for the first month plus an additional 1/12th of [1.60]% for each month thereafter
November 2012 through October 2013	[6.95]% for the first month plus an additional 1/12th of [0.95]% for each month thereafter
November 2013 and thereafter	[7.90]%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [32.06%] of the Senior Enhancement Percentage.]
60+ Day Delinquent Loan:
The percentage obtained  by  dividing  (x) the aggregate Stated Principal  Balance  of  (i)  Mortgage  Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more),  (ii) REO Properties, (iii) Mortgage Loans in foreclosure and (iv) any loan that has been modified in the previous12 months, by (y) the aggregate Stated Principal Balance of the  Mortgage Loans, in each case, calculated prior to taking into account  payments  of  principal  on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination

Class	Initial Credit Support*/**	Target Credit Support**
A	[24.95%]	[49.90%]
M-1	[22.05%]	[44.10%]
M-2	[19.65%]	[39.30%]
M-3	[15.25%]	[30.50%]
M-4	[13.85%]	[27.70%]
M-5	[11.90%]	[23.80%]
M-6	[10.35%]	[20.70%]
M-7	[9.30%]	[18.60%]
M-8	[8.55%]	[17.10%]
M-9	[7.10%]	[14.20%]
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x) the Targeted Overcollateralization Amount for such Distribution Date over
(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [7.10%] of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [14.20%] of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) [0.50%](1) of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

(1) Subject to change based on Rating Agency criteria

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, cash from swap agreement and Overcollateralization Amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero.  Losses to the Class M-3 Certificates will be allocated pro-rata between the Class M-3A and the Class M-3B Certificates based on Certificate Principal Balance of each such class.
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicer must advance delinquent payments of principal and interest on the mortgage loans.
Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent its Servicing Fee for each Distribution Date.

Class X-1 IO Notional Schedule

Period	Class X-1 IO Notional Amount ($)	Coupon(1) (Minimum of 1ML+60bps or 6.00%)
1	117,577,000
2	104,884,000
3	104,884,000
4	104,884,000
5	86,206,000
6	75,911,000
7	66,027,000
8	66,027,000
9	55,917,000
10	55,917,000
11	54,927,000

1. Subject to the Class X-1 Net WAC Cap.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Maximum Rate (2)(3) (%)	Period	NWC(1) (%)	Effective Maximum Rate (2(3) (%)
1	7.22	21.85	44	9.32	15.06
2	6.20	20.13	45	9.63	15.50
3	5.97	19.89	46	9.32	15.23
4	5.94	19.77	47	9.32	15.32
5	6.66	19.94	48	9.63	15.77
6	6.38	19.49	49	9.31	15.51
7	6.74	19.47	50	9.62	15.98
8	6.50	19.15	51	9.31	15.74
9	6.88	19.12	52	9.31	15.84
10	6.63	18.79	53	9.95	16.66
11	6.62	18.60	54	9.30	16.07
12	8.19	18.57	55	9.61	16.52
13	7.93	18.23	56	9.29	16.35
14	8.20	18.22	57	9.60	16.81
15	7.96	17.89	58	9.29	16.59
16	7.97	17.70	59	9.29	16.72
17	8.78	18.10	60	9.59	17.18
18	8.08	17.42	61	9.28	16.98
19	8.47	17.50	62	9.59	17.45
20	9.27	18.23	63	9.28	17.26
21	9.63	17.98	64	9.28	17.40
22	9.30	17.16	65	10.21	18.41
23	9.29	16.62	66	9.27	17.32
24	9.60	16.64	67	9.58	11.96
25	9.29	16.17	68	9.27	11.56
26	9.60	16.65	69	9.57	11.94
27	9.29	16.14	70	9.26	11.55
28	9.29	15.88	71	9.26	11.54
29	10.24	16.57	72	9.57	11.91
30	9.29	15.38	73	9.26	11.52
31	9.60	15.45	74	9.56	11.89
32	9.35	15.40	75	9.25	11.50
33	9.66	15.47	76	9.25	11.49
34	9.34	14.84	77	10.24	12.72
35	9.34	14.56	78	9.25	11.48
36	9.65	14.62	79	9.55	11.85
37	9.34	14.01	80	9.24	11.46
38	9.65	14.89	81	9.55	11.83
39	9.33	14.63	82	9.24	11.44
40	9.33	14.71	83	9.23	11.43
41	10.30	15.93
42	9.33	14.87
43	9.64	15.30

Assumptions:
1)	Assumes 1m LIBOR, 6m LIBOR, 1yr LIBOR and 1yr CMT stays at [5.06%, 5.14%, 5.00% and 4.22%] respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
2)	Assumes 1mLIBOR, 6mLIBOR, 1 yr LIBOR and 1yr CMT increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
3)	The Effective Maximum Rate takes into account positive net swap payments, if any.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Maximum Rate (2)(3) (%)	Period	NWC(1) (%)	Effective Maximum Rate (2)(3) (%)
1	7.11	21.61	44	9.04	14.65
2	6.12	19.92	45	9.34	15.08
3	5.89	19.69	46	9.04	14.82
4	5.86	19.57	47	9.03	14.91
5	6.57	19.72	48	9.33	15.34
6	6.30	19.29	49	9.03	15.10
7	6.66	19.26	50	9.32	15.54
8	6.41	18.95	51	9.02	15.31
9	6.79	18.91	52	9.02	15.41
10	6.55	18.58	53	9.64	16.20
11	6.54	18.39	54	9.01	15.63
12	7.99	18.36	55	9.31	16.07
13	7.73	18.02	56	9.00	15.88
14	7.99	17.99	57	9.29	16.32
15	7.75	17.65	58	8.99	16.12
16	7.76	17.46	59	8.98	16.24
17	8.53	17.81	60	9.28	16.69
18	7.83	17.14	61	8.98	16.51
19	8.19	17.18	62	9.27	16.96
20	9.04	17.95	63	8.97	16.78
21	9.41	17.71	64	8.97	16.92
22	9.09	16.88	65	9.87	17.88
23	9.07	16.32	66	8.96	16.83
24	9.37	16.33	67	9.25	11.46
25	9.06	15.86	68	8.95	11.08
26	9.36	16.34	69	9.25	11.44
27	9.06	15.84	70	8.95	11.06
28	9.06	15.57	71	8.94	11.05
29	9.98	16.23	72	9.24	11.41
30	9.05	15.05	73	8.93	11.03
31	9.35	15.11	74	9.23	11.38
32	9.08	15.03	75	8.93	11.01
33	9.38	15.09	76	8.92	11.00
34	9.08	14.48	77	9.88	12.16
35	9.07	14.18	78	8.92	10.98
36	9.37	14.22	79	9.21	11.33
37	9.07	13.61	80	8.91	10.96
38	9.37	14.49	81	9.20	11.31
39	9.06	14.25	82	8.90	10.94
40	9.06	14.32	83	8.90	10.93
41	10.00	15.50
42	9.05	14.48
43	9.35	14.90

Assumptions:
1)	Assumes 1m LIBOR, 6m LIBOR, 1yr LIBOR and 1yr CMT stays at [5.06%, 5.14%, 5.00% and 4.22%] respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
2)	Assumes 1mLIBOR, 6mLIBOR, 1 yr LIBOR and 1yr CMT increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
3)	The Effective Maximum Rate takes into account positive net swap payments, if any.

Swap Agreement Schedule, Strike= 4.855% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	267,768,000.00	35	28,237,677.05
2	262,094,042.34	36	25,013,739.76
3	255,747,590.21	37	21,897,943.98
4	248,757,725.67	38	21,897,943.98
5	241,157,004.65	39	21,897,943.98
6	232,990,487.08	40	21,897,943.98
7	224,318,350.31	41	21,897,943.98
8	215,264,529.34	42	21,897,943.98
9	206,454,164.56	43	21,897,943.98
10	197,917,125.61	44	21,897,943.98
11	189,644,905.62	45	21,897,943.98
12	181,608,661.63	46	21,897,943.98
13	173,802,427.72	47	21,897,943.98
14	166,205,648.89	48	21,897,943.98
15	158,726,581.48	49	21,897,943.98
16	151,413,502.42	50	21,897,943.98
17	144,148,310.41	51	21,897,943.98
18	136,724,891.48	52	21,897,943.98
19	129,023,393.46	53	21,897,943.98
20	114,244,400.61	54	21,897,943.98
21	100,397,184.33	55	21,897,943.98
22	88,092,814.44	56	21,897,943.98
23	77,301,681.15	57	21,897,943.98
24	72,044,308.66	58	21,897,943.98
25	67,343,897.23	59	21,897,943.98
26	62,802,221.62	60	21,897,943.98
27	58,414,595.87	61	21,897,943.98
28	54,174,976.95	62	21,897,943.98
29	50,078,209.92	63	21,897,943.98
30	46,119,428.84	64	21,880,200.39
31	42,293,913.75	65	21,169,252.49
32	38,597,142.89	66	20,481,766.08
33	35,025,338.01
34	31,573,561.44

Sensitivity Analysis – To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.85	2.29	1.12	0.88
Principal Window (mos)	1 - 342	1 - 194	1 - 28	1 - 22
Principal Window End (date)	Apr-36	Dec-23	Feb-10	Aug-09

A-2A
WAL (yrs)	1.85	1.00	0.70	0.53
Principal Window (mos)	1 - 47	1 - 22	1 - 17	1 - 12
Principal Window End (date)	Sep-11	Aug-09	Mar-09	Oct-08

A-2B
WAL (yrs)	7.40	2.97	1.65	1.34
Principal Window (mos)	47 - 167	22 - 79	17 - 23	12 - 20
Principal Window End (date)	Sep-21	May-14	Sep-09	Jun-09

A-2C
WAL (yrs)	18.85	9.49	2.11	1.71
Principal Window (mos)	167 - 338	79 - 192	23 - 28	20 - 22
Principal Window End (date)	Dec-35	Oct-23	Feb-10	Aug-09

M-1
WAL (yrs)	10.39	5.75	6.98	3.50
Principal Window (mos)	53 - 314	51 - 170	28 - 122	22 - 85
Principal Window End (date)	Dec-33	Dec-21	Dec-17	Nov-14

M-2
WAL (yrs)	10.38	5.57	5.11	4.25
Principal Window (mos)	53 - 307	48 - 164	53 - 102	44 - 71
Principal Window End (date)	May-33	Jun-21	Apr-16	Sep-13

M-3A
WAL (yrs)	10.36	5.41	4.28	3.32
Principal Window (mos)	53 - 301	44 - 160	42 - 99	33 - 69
Principal Window End (date)	Nov-32	Feb-21	Jan-16	Jul-13
Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-3B
WAL (yrs)	10.36	5.41	4.28	3.32
Principal Window (mos)	53 - 301	44 - 160	42 - 99	33 - 69
Principal Window End (date)	Nov-32	Feb-21	Jan-16	Jul-13
M-4
WAL (yrs)	10.33	5.30	3.89	2.95
Principal Window (mos)	53 - 288	43 - 151	40 - 93	31 - 64
Principal Window End (date)	Oct-31	May-20	Jul-15	Feb-13

M-5
WAL (yrs)	10.31	5.25	3.74	2.82
Principal Window (mos)	53 - 283	42 - 147	37 - 90	29 - 63
Principal Window End (date)	May-31	Jan-20	Apr-15	Jan-13

M-6
WAL (yrs)	10.28	5.20	3.62	2.71
Principal Window (mos)	53 - 274	41 - 141	36 - 87	28 - 60
Principal Window End (date)	Aug-30	Jul-19	Jan-15	Oct-12

M-7
WAL (yrs)	10.25	5.16	3.53	2.65
Principal Window (mos)	53 - 266	40 - 136	35 - 83	27 - 58
Principal Window End (date)	Dec-29	Feb-19	Sep-14	Aug-12

M-8
WAL (yrs)	10.23	5.13	3.47	2.61
Principal Window (mos)	53 - 260	40 - 132	34 - 81	27 - 56
Principal Window End (date)	Jun-29	Oct-18	Jul-14	Jun-12

M-9
WAL (yrs)	10.19	5.09	3.42	2.55
Principal Window (mos)	53 - 254	39 - 129	33 - 79	26 - 55
Principal Window End (date)	Dec-28	Jul-18	May-14	May-12

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.52	2.09	1.12	0.88
Principal Window (mos)	1 - 173	1 - 83	1 - 28	1 - 22
Principal Window End (date)	Mar-22	Sep-14	Feb-10	Aug-09

A-2A
WAL (yrs)	1.85	1.00	0.70	0.53
Principal Window (mos)	1 - 47	1 - 22	1 - 17	1 - 12
Principal Window End (date)	Sep-11	Aug-09	Mar-09	Oct-08

A-2B
WAL (yrs)	7.40	2.97	1.65	1.34
Principal Window (mos)	47 - 167	22 - 79	17 - 23	12 - 20
Principal Window End (date)	Sep-21	May-14	Sep-09	Jun-09

A-2C
WAL (yrs)	14.38	6.89	2.11	1.71
Principal Window (mos)	167 - 173	79 - 83	23 - 28	20 - 22
Principal Window End (date)	Mar-22	Sep-14	Feb-10	Aug-09

M-1
WAL (yrs)	9.43	5.19	3.99	2.26
Principal Window (mos)	53 - 173	51 - 83	28 - 49	22 - 35
Principal Window End (date)	Mar-22	Sep-14	Nov-11	Sep-10

M-2
WAL (yrs)	9.43	5.02	4.07	2.90
Principal Window (mos)	53 - 173	48 - 83	49 - 49	35 - 35
Principal Window End (date)	Mar-22	Sep-14	Nov-11	Sep-10

M-3A
WAL (yrs)	9.43	4.87	3.90	2.89
Principal Window (mos)	53 - 173	44 - 83	42 - 49	33 - 35
Principal Window End (date)	Mar-22	Sep-14	Nov-11	Sep-10
Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-3B
WAL (yrs)	9.43	4.87	3.90	2.89
Principal Window (mos)	53 - 173	44 - 83	42 - 49	33 - 35
Principal Window End (date)	Mar-22	Sep-14	Nov-11	Sep-10
M-4
WAL (yrs)	9.43	4.79	3.56	2.73
Principal Window (mos)	53 - 173	43 - 83	40 - 49	31 - 35
Principal Window End (date)	Mar-22	Sep-14	Nov-11	Sep-10

M-5
WAL (yrs)	9.43	4.75	3.42	2.60
Principal Window (mos)	53 - 173	42 - 83	37 - 49	29 - 35
Principal Window End (date)	Mar-22	Sep-14	Nov-11	Sep-10

M-6
WAL (yrs)	9.43	4.71	3.31	2.50
Principal Window (mos)	53 - 173	41 - 83	36 - 49	28 - 35
Principal Window End (date)	Mar-22	Sep-14	Nov-11	Sep-10

M-7
WAL (yrs)	9.43	4.69	3.23	2.44
Principal Window (mos)	53 - 173	40 - 83	35 - 49	27 - 35
Principal Window End (date)	Mar-22	Sep-14	Nov-11	Sep-10

M-8
WAL (yrs)	9.43	4.68	3.18	2.42
Principal Window (mos)	53 - 173	40 - 83	34 - 49	27 - 35
Principal Window End (date)	Mar-22	Sep-14	Nov-11	Sep-10

M-9
WAL (yrs)	9.43	4.66	3.14	2.37
Principal Window (mos)	53 - 173	39 - 83	33 - 49	26 - 35
Principal Window End (date)	Mar-22	Sep-14	Nov-11	Sep-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	1.68	31	3.89	61	3.58
2	0.76	32	3.80	62	3.71
3	0.84	33	3.94	63	3.58
4	0.84	34	3.81	64	3.58
5	0.99	35	3.81	65	3.95
6	1.08	36	3.97	66	3.57
7	1.23	37	3.83	67	3.61
8	1.19	38	3.83	68	3.42
9	1.36	39	3.51	69	3.60
10	1.31	40	3.42	70	3.41
11	1.31	41	3.92	71	3.41
12	2.37	42	3.46	72	3.59
13	2.30	43	3.63	73	3.40
14	2.39	44	3.50	74	3.58
15	2.32	45	3.66	75	3.39
16	2.33	46	3.51	76	3.38
17	2.62	47	3.51	77	3.94
18	2.41	48	3.67	78	3.37
19	2.60	49	3.53	79	3.56
20	3.66	50	3.69	80	3.36
21	3.84	51	3.55	81	3.55
22	3.72	52	3.56	82	3.35
23	3.71	53	3.85	83	3.35
24	3.83	54	3.58
25	3.72	55	3.72
26	3.85	56	3.59
27	3.73	57	3.72
28	3.74	58	3.59
29	4.13	59	3.59
30	3.75	60	3.72

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.06% 6mL = 5.14% 1yrL = 5.00% 1yrCMT = 4.22%
4) Run to 10% Optional Termination
5) Includes net payments from the Swap Agreement, if any.

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)
1	5.06000	5.14000	5.00000	4.22000	1.68	44	5.09857	5.18844	5.29692	4.71597	3.49
2	5.18913	5.06143	4.93923	4.30931	0.82	45	5.11342	5.20186	5.31038	4.74488	3.64
3	5.11672	4.99018	4.87963	4.29993	0.87	46	5.12697	5.21494	5.32361	4.77379	3.49
4	5.04294	4.92187	4.82436	4.29055	0.83	47	5.13939	5.22789	5.33669	4.80169	3.48
5	4.96961	4.85781	4.77549	4.26957	1.02	48	5.15178	5.24086	5.34970	4.82860	3.63
6	4.89859	4.79901	4.73489	4.23697	1.11	49	5.16446	5.25384	5.36263	4.85551	3.49
7	4.83172	4.74545	4.70259	4.20438	1.28	50	5.17738	5.26677	5.37542	4.87625	3.68
8	4.77052	4.69645	4.67781	4.17961	1.24	51	5.19024	5.27959	5.38804	4.89083	3.54
9	4.71523	4.65133	4.65955	4.16268	1.44	52	5.20296	5.29227	5.40046	4.90540	3.54
10	4.66639	4.61170	4.64758	4.14575	1.39	53	5.21553	5.30480	5.41267	4.91812	3.83
11	4.62381	4.58030	4.64187	4.12950	1.41	54	5.22800	5.31718	5.42466	4.92900	3.55
12	4.58360	4.55977	4.64232	4.11393	2.48	55	5.24036	5.32937	5.43641	4.93987	3.69
13	4.54345	4.55020	4.64894	4.09836	2.42	56	5.25260	5.34136	5.44791	4.94828	3.59
14	4.50506	4.55074	4.66183	4.09055	2.52	57	5.26466	5.35311	5.45913	4.95423	3.72
15	4.48200	4.56016	4.68088	4.09052	2.47	58	5.27652	5.36462	5.47009	4.96019	3.58
16	4.48153	4.57640	4.70459	4.09048	2.48	59	5.28816	5.37586	5.48076	4.96461	3.58
17	4.50294	4.59663	4.73077	4.09343	2.74	60	5.29956	5.38683	5.49114	4.96749	3.71
18	4.52727	4.61804	4.75725	4.09936	2.54	61	5.31070	5.39752	5.50123	4.97038	3.57
19	4.54665	4.64056	4.78381	4.10530	2.71	62	5.32158	5.40792	5.51104	4.97172	3.73
20	4.56049	4.66522	4.81096	4.11586	3.53	63	5.33218	5.41802	5.52057	4.97153	3.60
21	4.57761	4.69303	4.83922	4.13105	3.70	64	5.34249	5.42784	5.52981	4.97134	3.59
22	4.60062	4.72313	4.86817	4.14624	3.60	65	5.35251	5.43737	5.53878	4.97125	3.97
23	4.62897	4.75405	4.89707	4.16509	3.59	66	5.36225	5.44661	5.54748	4.97125	3.57
24	4.65977	4.78437	4.92526	4.18760	3.70	67	5.37170	5.45557	5.55593	4.97125	3.50
25	4.69179	4.81373	4.95266	4.21012	3.60	68	5.38086	5.46426	5.56412	4.97073	3.31
26	4.72410	4.84210	4.97938	4.23385	3.79	69	5.38975	5.47269	5.57208	4.96967	3.50
27	4.75472	4.86948	5.00548	4.25880	3.68	70	5.39837	5.48086	5.57980	4.96861	3.29
28	4.78246	4.89590	5.03068	4.28376	3.67	71	5.40672	5.48879	5.58731	4.96796	3.28
29	4.80733	4.92140	5.05459	4.30773	4.04	72	5.41482	5.49649	5.59460	4.96769	3.47
30	4.83244	4.94611	5.07692	4.33072	3.67	73	5.42267	5.50396	5.60169	4.96743	3.26
31	4.85857	4.97022	5.09778	4.35371	3.81	74	5.43029	5.51122	5.60859	4.96758	3.47
32	4.88513	4.99399	5.11740	4.37605	3.78	75	5.43769	5.51827	5.61530	4.96814	3.26
33	4.91003	5.01753	5.13604	4.39773	3.92	76	5.44487	5.52513	5.62184	4.96871	3.24
34	4.93234	5.04027	5.15379	4.41941	3.78	77	5.45185	5.53180	5.62820	4.96984	3.83
35	4.95255	5.06141	5.17079	4.44402	3.77	78	5.45863	5.53829	5.63441	4.97154	3.22
36	4.97416	5.08026	5.18711	4.47155	3.92	79	5.46523	5.54461	5.64046	4.97323	3.41
37	4.99824	5.09682	5.20263	4.49908	3.77	80	5.47164	5.55077	5.64636	4.97456	3.22
38	5.02347	5.11133	5.21715	4.52872	3.82	81	5.47789	5.55678	5.65212	4.97550	3.41
39	5.04364	5.12411	5.23060	4.56047	3.49	82	5.48398	5.56264	5.65774	4.97644	3.20
40	5.05651	5.13599	5.24341	4.59223	3.40	83	5.48991	5.56835	5.66322	4.97857	3.19
41	5.06327	5.14799	5.25621	4.62368	3.89
42	5.07147	5.16096	5.26951	4.65481	3.43
43	5.08342	5.17463	5.28320	4.68595	3.60

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes net payments from the Swap Agreement, if any.
5. 15 day lookback for 6m Libor, 1 yr Libor and 1 yr CMT

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	38.00	5.47	24.21
M-2	32.18	6.38	22.08
M-3A	23.42	6.68	18.21
M-3B	23.42	6.68	18.21
M-4	20.92	9.03	16.91
M-5	17.83	9.09	15.17
M-6	15.65	10.06	13.83
M-7	14.33	11.17	12.96
M-8	13.48	12.12	12.39
M-9	12.22	11.09	11.50

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR, 1-year LIBOR and 1-year CMT forwards
8.	15 day lookback for 6m Libor, 1 year LIBOR and 1 yr CMT
9.	100% Principal and Interest Advancing
10.	To maturity

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$337,240,331.26
Number of Mortgage Loans	2,021
Average Scheduled Principal Balance:	$166,868.05	$8,280.82	$998,494.44
Weighted Average Gross Coupon:	8.507%	5.375%	13.875%
Non-Zero Weighted Average Original Credit Score:	622	501	810
Weighted Average Combined LTV Ratio (1):	80.81%	16.69%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	82.40%	16.69%	100.00%
Weighted Average Effective LTV Ratio(3):	79.18%	16.69%	100.00%
Weighted Average Stated Remaining Term:	350 months	171 months	356 months
Weighted Average Original Term:	355 months	180 months	360 months
Weighted Average Roll Term:	19 months	1 months	115 months
Weighted Average Gross Margin:	5.529%	1.000%	7.860%
Weighted Average Initial Periodic Rate Cap:	3.016%	1.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.006%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.481%	11.375%	19.875%
Weighted Average Gross Minimum Lifetime Rate:	5.608%	1.000%	10.875%
Weighted Average Seasoning:	5 months	4 months	17 months
Weighted Average First Pay Date:	May 2007	June 2006	July 2007
Weighted Average First Adjustment Date:	May 2009	November 2007	May 2017
Percent Interest Only Loans:	6.06%
Percent Second Liens:	2.75%
Percent of Loans That Has First Lien with Silent Seconds:	8.74%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.22%	1.38%	59.98%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and  known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Arm Non-Hybrid	3	997,059.09	0.30	332,353.03	8.649	80.92	80.92	80.92	659
Fixed 25 Yrs or Less	37	3,236,000.30	0.96	87,459.47	7.968	63.06	63.06	62.90	623
Fixed 30 Yrs	595	61,199,535.99	18.15	102,856.36	8.824	78.74	78.99	76.76	633
Fixed 30 Yrs IO	12	3,977,795.27	1.18	331,482.94	7.594	74.58	77.11	73.32	673
Fixed Balloon 30/15	36	5,569,267.24	1.65	154,701.87	8.379	77.94	80.09	77.50	628
Fixed Balloon 40/30	105	22,447,932.84	6.66	213,789.84	8.134	78.20	79.89	76.71	632
Hybrid 10 Yrs Fixed IO	1	62,050.00	0.02	62,050.00	12.875	85.00	85.00	85.00	662
Hybrid 2 Yrs Fixed	599	90,125,979.12	26.72	150,460.73	8.837	83.10	84.87	80.35	611
Hybrid 2 Yrs Fixed Balloon	554	127,680,751.39	37.86	230,470.67	8.326	81.56	83.29	80.60	615
Hybrid 2 Yrs Fixed IO	36	11,980,354.76	3.55	332,787.63	7.859	77.80	82.45	77.05	637
Hybrid 3 Yrs Fixed	26	4,561,266.84	1.35	175,433.34	8.595	85.14	86.90	83.37	628
Hybrid 3 Yrs Fixed IO	7	3,155,173.18	0.94	450,739.03	7.147	77.54	81.73	77.54	665
Hybrid 5 Yrs Fixed	2	230,117.37	0.07	115,058.69	8.491	80.62	80.62	80.62	640
Hybrid 5 Yrs Fixed Balloon	3	741,301.85	0.22	247,100.62	8.948	98.21	98.21	98.21	663
Hybrid 5 Yrs Fixed IO	5	1,275,746.02	0.38	255,149.20	7.794	76.31	79.83	76.31	668
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
8,300.00 - 25,000.00	66	1,265,684.83	0.38	19,177.04	11.770	92.57	92.57	91.67	616
25,000.01 - 50,000.00	210	8,022,558.70	2.38	38,202.66	11.093	86.95	87.05	86.57	605
50,000.01 - 75,000.00	222	13,923,544.72	4.13	62,718.67	9.875	82.02	82.96	78.88	614
75,000.01 - 100,000.00	260	22,451,508.19	6.66	86,351.95	9.109	78.04	79.17	76.77	610
100,000.01 - 125,000.00	196	21,898,832.50	6.49	111,728.74	8.849	80.30	82.13	77.33	616
125,000.01 - 150,000.00	171	23,501,808.09	6.97	137,437.47	8.792	80.82	82.67	78.24	616
150,000.01 - 175,000.00	173	27,881,421.81	8.27	161,164.29	8.372	79.92	81.68	79.01	621
175,000.01 - 200,000.00	141	26,503,101.13	7.86	187,965.26	8.407	79.33	80.55	77.60	609
200,000.01 - 225,000.00	86	18,242,770.16	5.41	212,125.23	8.310	78.39	80.03	76.66	624
225,000.01 - 250,000.00	87	20,714,907.52	6.14	238,102.39	8.291	81.83	84.26	80.57	616
250,000.01 - 275,000.00	79	20,691,453.09	6.14	261,917.13	8.359	81.02	82.27	79.43	621
275,000.01 - 300,000.00	67	19,131,326.73	5.67	285,542.19	8.188	83.73	86.38	81.52	632
300,000.01 - 350,000.00	83	26,601,733.59	7.89	320,502.81	8.102	80.75	82.50	80.11	627
350,000.01 - 400,000.00	58	21,462,532.79	6.36	370,043.67	8.474	83.19	83.52	80.33	623
400,000.01 - 450,000.00	40	17,104,775.87	5.07	427,619.40	8.075	82.11	82.62	81.05	621
450,000.01 - 500,000.00	31	14,733,527.27	4.37	475,275.07	8.078	80.75	82.07	79.81	637
500,000.01 - 600,000.00	26	14,206,359.25	4.21	546,398.43	8.456	86.19	88.23	83.92	637
600,000.01 - 700,000.00	11	7,163,555.60	2.12	651,232.33	7.582	75.56	80.57	75.56	644
700,000.01 - 800,000.00	5	3,692,045.81	1.09	738,409.16	6.760	65.02	66.72	65.02	651
800,000.01 - 900,000.00	6	5,091,948.56	1.51	848,658.09	7.628	77.62	77.62	77.62	621
900,000.01 - 999,999.00	3	2,954,935.05	0.88	984,978.35	6.925	75.16	83.02	75.16	657
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The average loan balance of the mortgage loans at origination was approximately $167,375.66.

Principal Balances of the Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
8,280.82 - 25,000.00	66	1,265,684.83	0.38	19,177.04	11.770	92.57	92.57	91.67	616
25,000.01 - 50,000.00	212	8,121,042.61	2.41	38,306.80	11.070	87.00	87.10	86.46	605
50,000.01 - 75,000.00	239	15,241,228.04	4.52	63,770.83	9.761	79.85	80.71	77.07	612
75,000.01 - 100,000.00	244	21,304,537.74	6.32	87,313.68	9.139	78.88	80.07	77.54	610
100,000.01 - 125,000.00	197	22,073,723.70	6.55	112,049.36	8.875	80.72	82.53	77.60	616
125,000.01 - 150,000.00	171	23,576,899.75	6.99	137,876.61	8.752	80.24	82.08	77.82	617
150,000.01 - 175,000.00	171	27,711,875.17	8.22	162,057.75	8.374	80.40	82.17	79.48	621
175,000.01 - 200,000.00	140	26,352,898.05	7.81	188,234.99	8.412	79.42	80.65	77.68	610
200,000.01 - 225,000.00	86	18,268,164.90	5.42	212,420.52	8.309	78.37	80.00	76.63	626
225,000.01 - 250,000.00	87	20,739,963.27	6.15	238,390.38	8.267	81.32	83.75	80.06	614
250,000.01 - 275,000.00	83	21,814,448.08	6.47	262,824.68	8.395	81.93	83.12	80.43	623
275,000.01 - 300,000.00	62	17,758,451.33	5.27	286,426.63	8.155	83.33	86.20	80.96	630
300,000.01 - 350,000.00	83	26,601,733.59	7.89	320,502.81	8.102	80.75	82.50	80.11	627
350,000.01 - 400,000.00	58	21,462,532.79	6.36	370,043.67	8.474	83.19	83.52	80.33	623
400,000.01 - 450,000.00	40	17,104,775.87	5.07	427,619.40	8.075	82.11	82.62	81.05	621
450,000.01 - 500,000.00	31	14,733,527.27	4.37	475,275.07	8.078	80.75	82.07	79.81	637
500,000.01 - 600,000.00	26	14,206,359.25	4.21	546,398.43	8.456	86.19	88.23	83.92	637
600,000.01 - 700,000.00	11	7,163,555.60	2.12	651,232.33	7.582	75.56	80.57	75.56	644
700,000.01 - 800,000.00	5	3,692,045.81	1.09	738,409.16	6.760	65.02	66.72	65.02	651
800,000.01 - 900,000.00	6	5,091,948.56	1.51	848,658.09	7.628	77.62	77.62	77.62	621
900,000.01 - 998,494.44	3	2,954,935.05	0.88	984,978.35	6.925	75.16	83.02	75.16	657
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The average loan balance of the mortgage loans as of the cut-off date was approximately $166,868.05.

Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.375 - 5.500	1	479,776.00	0.14	479,776.00	5.375	80.00	99.99	80.00	696
5.501 - 6.000	7	3,377,691.57	1.00	482,527.37	5.963	76.31	86.30	76.31	667
6.001 - 6.500	31	8,418,418.98	2.50	271,561.90	6.412	68.90	73.22	68.57	650
6.501 - 7.000	140	35,153,411.83	10.42	251,095.80	6.873	71.30	73.47	71.20	635
7.001 - 7.500	171	37,864,474.82	11.23	221,429.68	7.346	74.10	75.58	73.93	629
7.501 - 8.000	264	56,204,994.12	16.67	212,897.71	7.830	76.09	78.52	75.15	619
8.001 - 8.500	235	44,672,458.41	13.25	190,095.57	8.338	82.30	83.85	81.10	621
8.501 - 9.000	325	56,460,931.07	16.74	173,725.94	8.804	81.87	83.02	79.43	616
9.001 - 9.500	191	28,992,871.57	8.60	151,795.14	9.312	86.94	88.04	83.78	619
9.501 - 10.000	172	27,639,043.83	8.20	160,692.12	9.805	89.66	90.25	85.78	617
10.001 - 10.500	106	13,182,189.78	3.91	124,360.28	10.316	89.54	89.93	85.25	607
10.501 - 11.000	96	9,295,957.09	2.76	96,832.89	10.802	89.52	89.57	86.90	616
11.001 - 11.500	69	5,105,361.25	1.51	73,990.74	11.317	92.62	92.62	90.41	609
11.501 - 12.000	63	3,907,907.34	1.16	62,030.28	11.763	94.53	94.53	94.35	614
12.001 - 12.500	64	3,200,760.25	0.95	50,011.88	12.324	96.89	96.89	96.89	598
12.501 - 13.000	83	3,107,962.21	0.92	37,445.33	12.774	98.90	98.90	98.71	601
13.001 - 13.500	2	146,895.36	0.04	73,447.68	13.309	100.00	100.00	100.00	609
13.501 - 13.875	1	29,225.78	0.01	29,225.78	13.875	95.00	95.00	95.00	561
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was approximately 8.507%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
180 - 240	73	8,805,267.54	2.61	120,620.10	8.228	72.47	73.83	72.14	626
241 - 360	1,948	328,435,063.72	97.39	168,601.16	8.514	81.03	82.63	79.37	621
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The weighted-average original term to maturity of the mortgage loans at origination was approximately 355 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
171 - 180	72	8,756,243.39	2.60	121,614.49	8.230	72.38	73.74	72.10	626
181 - 240	1	49,024.15	0.01	49,024.15	7.830	89.29	89.29	78.57	688
301 - 356	1,948	328,435,063.72	97.39	168,601.16	8.514	81.03	82.63	79.37	621
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 350 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
4 - 6	1,772	302,100,525.09	89.58	170,485.62	8.471	80.27	81.63	80.02	621
7 - 12	235	33,962,913.38	10.07	144,523.04	8.806	85.29	88.88	71.76	627
13 - 17	14	1,176,892.79	0.35	84,063.77	8.864	89.18	93.09	76.61	653
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The weighted-average seasoning of the mortgage loans as of the cut-off date was approximately 5 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16.69 - 20.00	6	375,653.61	0.11	62,608.94	8.704	18.72	18.72	18.72	597
20.01 - 25.00	5	460,844.52	0.14	92,168.90	7.908	22.90	22.90	22.90	623
25.01 - 30.00	5	870,914.06	0.26	174,182.81	8.416	28.11	28.11	28.11	593
30.01 - 35.00	15	1,750,209.93	0.52	116,680.66	8.269	32.90	32.90	32.90	587
35.01 - 40.00	14	1,431,628.12	0.42	102,259.15	8.371	37.58	37.58	37.58	585
40.01 - 45.00	25	4,847,504.86	1.44	193,900.19	7.619	42.56	42.56	42.56	616
45.01 - 50.00	41	5,378,258.75	1.59	131,177.04	7.770	47.97	47.97	47.97	604
50.01 - 55.00	38	6,298,953.24	1.87	165,761.93	7.717	53.06	53.53	53.06	615
55.01 - 60.00	62	10,494,423.93	3.11	169,264.90	7.897	57.90	58.26	57.90	601
60.01 - 65.00	96	17,407,116.77	5.16	181,324.13	8.232	63.08	63.14	63.08	593
65.01 - 70.00	131	25,813,814.97	7.65	197,052.02	7.891	68.69	68.69	68.69	604
70.01 - 75.00	139	25,684,886.22	7.62	184,783.35	7.798	73.94	74.70	73.94	619
75.01 - 80.00	404	78,077,154.41	23.15	193,260.28	7.880	79.60	86.03	79.60	624
80.01 - 85.00	175	29,315,659.91	8.69	167,518.06	8.350	84.52	84.59	83.56	612
85.01 - 90.00	271	47,020,763.18	13.94	173,508.35	8.799	89.68	89.78	86.73	628
90.01 - 95.00	204	36,441,323.33	10.81	178,633.94	9.332	94.88	94.92	89.67	638
95.01 - 100.00	390	45,571,221.45	13.51	116,849.29	10.023	99.94	99.94	95.73	637
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The weighted-average Combined loan-to-value ratio of the mortgage loans at origination was approximately 80.81%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16.69 - 20.00	6	375,653.61	0.11	62,608.94	8.704	18.72	18.72	18.72	597
20.01 - 25.00	5	460,844.52	0.14	92,168.90	7.908	22.90	22.90	22.90	623
25.01 - 30.00	5	870,914.06	0.26	174,182.81	8.416	28.11	28.11	28.11	593
30.01 - 35.00	15	1,750,209.93	0.52	116,680.66	8.269	32.90	32.90	32.90	587
35.01 - 40.00	14	1,431,628.12	0.42	102,259.15	8.371	37.58	37.58	37.58	585
40.01 - 45.00	25	4,847,504.86	1.44	193,900.19	7.619	42.56	42.56	42.56	616
45.01 - 50.00	41	5,378,258.75	1.59	131,177.04	7.770	47.97	47.97	47.97	604
50.01 - 55.00	36	6,036,655.68	1.79	167,684.88	7.630	53.01	53.01	53.01	619
55.01 - 60.00	61	10,165,792.02	3.01	166,652.33	7.932	57.85	57.92	57.85	600
60.01 - 65.00	96	17,502,699.53	5.19	182,319.79	8.203	62.99	63.07	62.99	594
65.01 - 70.00	133	26,159,768.61	7.76	196,689.99	7.919	68.59	68.71	68.59	603
70.01 - 75.00	132	24,852,143.72	7.37	188,273.82	7.791	73.81	73.90	73.81	618
75.01 - 80.00	281	51,761,317.10	15.35	184,203.98	7.979	79.47	79.48	79.47	618
80.01 - 85.00	173	29,157,955.86	8.65	168,543.10	8.348	84.52	84.52	83.55	612
85.01 - 90.00	271	47,536,817.82	14.10	175,412.61	8.740	89.39	89.65	86.74	628
90.01 - 95.00	217	39,638,151.90	11.75	182,664.29	9.230	93.69	94.87	88.58	637
95.01 - 100.00	510	69,314,015.17	20.55	135,909.83	9.240	93.11	99.89	90.34	637
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans at origination was approximately 82.40%.

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16.69 - 20.00	6	375,653.61	0.11	62,608.94	8.704	18.72	18.72	18.72	597
20.01 - 25.00	5	460,844.52	0.14	92,168.90	7.908	22.90	22.90	22.90	623
25.01 - 30.00	5	870,914.06	0.26	174,182.81	8.416	28.11	28.11	28.11	593
30.01 - 35.00	15	1,750,209.93	0.52	116,680.66	8.269	32.90	32.90	32.90	587
35.01 - 40.00	14	1,431,628.12	0.42	102,259.15	8.371	37.58	37.58	37.58	585
40.01 - 45.00	25	4,847,504.86	1.44	193,900.19	7.619	42.56	42.56	42.56	616
45.01 - 50.00	41	5,378,258.75	1.59	131,177.04	7.770	47.97	47.97	47.97	604
50.01 - 55.00	38	6,298,953.24	1.87	165,761.93	7.717	53.06	53.53	53.06	615
55.01 - 60.00	62	10,494,423.93	3.11	169,264.90	7.897	57.90	58.26	57.90	601
60.01 - 65.00	133	23,421,920.21	6.95	176,104.66	8.503	72.34	72.38	63.56	606
65.01 - 70.00	208	38,039,168.15	11.28	182,880.62	8.300	76.31	76.38	68.11	614
70.01 - 75.00	159	28,481,169.89	8.45	179,126.85	7.878	74.97	75.65	73.97	618
75.01 - 80.00	405	78,126,178.56	23.17	192,904.14	7.880	79.60	86.03	79.60	624
80.01 - 85.00	155	26,519,376.24	7.86	171,092.75	8.322	84.54	84.61	84.54	613
85.01 - 90.00	232	41,259,874.05	12.23	177,844.28	8.808	89.73	89.78	89.67	627
90.01 - 95.00	160	29,400,957.54	8.72	183,755.98	9.297	94.91	94.96	94.91	639
95.01 - 100.00	358	40,083,295.60	11.89	111,964.51	10.116	99.94	99.94	99.94	636
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The weighted-average Effective loan-to-value ratio of the mortgage loans as at origination was approximately 79.18%.

Occupancy Type of the Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	1,904	319,665,235.13	94.79	167,891.41	8.496	81.30	82.96	79.69	621
Investor	78	10,503,568.57	3.11	134,661.14	8.843	73.95	74.54	71.07	634
Second Home	39	7,071,527.56	2.10	181,321.22	8.473	68.91	68.91	68.08	627
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	1,824	299,067,093.23	88.68	163,962.22	8.548	81.20	82.75	79.59	620
Condominium	118	20,446,460.64	6.06	173,275.09	8.411	82.77	85.56	81.63	628
Two to Four Family	79	17,726,777.39	5.26	224,389.59	7.912	71.99	72.86	69.45	635
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash Out Refinance	957	177,233,640.70	52.55	185,197.12	8.087	74.93	75.39	73.97	617
Purchase	856	124,199,812.81	36.83	145,093.24	9.154	89.74	93.20	87.09	627
Rate/Term Finance	208	35,806,877.75	10.62	172,148.45	8.338	78.93	79.65	77.55	623
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Documentation of the Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full Doc w/ 12 Month Business	23	6,167,367.84	1.83	268,146.43	8.180	74.43	75.77	73.74	635
Full Doc w/ 12 Month Bank Statement	1	34,534.44	0.01	34,534.44	12.750	95.00	95.00	95.00	590
Full Doc w/ 12 Month Personal	198	45,251,792.23	13.42	228,544.41	8.261	80.43	81.92	80.08	624
Lite Doc w/ Six Month History	16	2,792,973.99	0.83	174,560.87	8.874	88.63	88.63	88.63	645
Full Doc	1,632	248,580,156.45	73.71	152,316.27	8.551	81.25	83.06	79.95	616
No Doc	13	2,721,703.14	0.81	209,361.78	8.590	76.69	76.69	70.80	663
No Income Stated Assets	15	3,652,565.98	1.08	243,504.40	8.333	80.03	80.03	75.51	653
No Income Verified Assets	9	1,416,785.25	0.42	157,420.58	8.729	77.00	77.00	77.00	653
Stated Income Stated Assets	81	17,881,250.57	5.30	220,756.18	8.759	81.00	81.09	72.05	656
Stated Income Verified Assets	33	8,741,201.37	2.59	264,884.89	8.102	73.98	75.27	72.47	655
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	1,795	327,978,831.09	97.25	182,718.01	8.410	80.29	81.92	78.61	621
Second	226	9,261,500.17	2.75	40,980.09	11.927	99.33	99.33	99.33	623
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Index of the Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
One-Year CMT	4	394,590.60	0.16	98,647.65	9.969	86.51	86.51	75.96	657
One -Year LIBOR	4	1,041,302.85	0.43	260,325.71	8.422	89.92	89.92	89.92	662
Six-Month LIBOR	1,228	239,373,906.17	99.40	194,929.89	8.483	81.94	83.87	80.34	616
Total:	1,236	240,809,799.62	100.00	194,829.93	8.486	81.99	83.90	80.38	617

Prepayment Penalty Status of the Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalty	1,407	260,141,135.91	77.14	184,890.64	8.348	80.68	82.42	79.14	620
No Prepayment Penalty	614	77,099,195.35	22.86	125,568.72	9.040	81.23	82.34	79.31	627
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	614	77,099,195.35	22.86	125,568.72	9.040	81.23	82.34	79.31	627
6	1	710,000.00	0.21	710,000.00	6.500	53.58	53.58	53.58	778
12	15	2,968,633.96	0.88	197,908.93	8.812	72.94	72.94	65.18	638
24	985	189,257,528.76	56.12	192,139.62	8.432	82.20	84.14	80.71	614
36	405	66,708,838.48	19.78	164,713.18	8.126	77.30	78.56	75.86	634
60	1	496,134.71	0.15	496,134.71	6.250	41.67	41.67	41.67	705
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	180	55,666,159.43	16.51	309,256.44	7.820	75.87	77.98	75.23	628
Florida	166	31,690,476.89	9.40	190,906.49	8.493	82.27	83.18	81.07	623
Maryland	81	17,404,636.93	5.16	214,872.06	8.196	79.48	80.52	79.48	605
Texas	144	16,746,003.01	4.97	116,291.69	8.679	82.96	83.45	80.68	626
New York	69	15,921,404.14	4.72	230,744.99	7.898	75.89	76.81	73.76	624
Arizona	85	15,051,194.70	4.46	177,072.88	8.393	80.80	81.57	79.40	628
Illinois	101	13,124,611.62	3.89	129,946.65	8.903	83.97	85.59	80.66	624
Virginia	59	11,617,398.54	3.44	196,905.06	8.244	80.27	81.24	79.09	623
New Jersey	42	11,617,114.53	3.44	276,597.97	8.351	78.19	80.53	78.19	618
Pennsylvania	91	11,314,152.05	3.35	124,331.34	8.971	81.09	81.73	79.75	613
Washington	49	10,600,994.47	3.14	216,346.83	8.564	80.87	82.49	78.86	624
Colorado	44	9,688,498.46	2.87	220,193.15	8.605	83.07	86.71	82.86	624
Georgia	60	8,009,572.08	2.38	133,492.87	9.078	82.89	84.73	80.99	627
North Carolina	61	7,859,163.27	2.33	128,838.74	9.159	85.09	87.99	83.57	618
Wisconsin	54	6,087,052.10	1.80	112,723.19	8.864	82.64	83.58	79.52	615
Nevada	30	5,982,616.64	1.77	199,420.55	8.159	79.80	80.74	79.80	615
Ohio	54	5,819,537.80	1.73	107,769.22	9.763	88.42	89.41	84.54	621
Iowa	51	5,714,766.42	1.69	112,054.24	8.765	84.08	89.74	82.26	623
Louisiana	45	5,606,164.02	1.66	124,581.42	9.099	87.40	89.72	83.92	617
Missouri	53	5,293,524.61	1.57	99,877.82	9.125	83.38	83.96	78.79	618
Minnesota	33	5,214,550.31	1.55	158,016.68	8.397	82.71	84.12	82.39	636
Massachusetts	19	4,506,649.85	1.34	237,192.10	8.333	80.21	81.73	77.42	625
South Carolina	25	3,272,000.91	0.97	130,880.04	9.255	85.70	88.83	80.24	618
Indiana	39	3,242,740.70	0.96	83,147.20	9.432	84.03	85.47	80.26	603
Michigan	29	3,238,782.44	0.96	111,682.15	8.868	84.44	86.07	76.57	624
Alabama	33	3,127,109.36	0.93	94,760.89	9.318	87.22	88.40	81.54	611
Oregon	21	3,068,247.74	0.91	146,107.04	8.550	80.24	84.37	80.24	610
New Mexico	22	2,945,874.32	0.87	133,903.38	8.889	81.14	82.95	79.88	631
Oklahoma	30	2,774,664.34	0.82	92,488.81	9.524	89.90	89.90	87.35	621
Hawaii	7	2,669,204.30	0.79	381,314.90	7.872	66.65	66.65	66.65	609
District of Columbia	8	2,548,015.78	0.76	318,501.97	7.562	64.05	64.05	64.05	592
Tennessee	24	2,524,317.18	0.75	105,179.88	8.578	84.62	86.95	82.46	628
Connecticut	12	2,509,423.59	0.74	209,118.63	8.703	80.11	80.11	73.09	611
Nebraska	26	2,365,572.40	0.70	90,983.55	9.989	88.48	91.84	87.49	603
Alaska	13	2,345,375.33	0.70	180,413.49	8.177	85.65	90.51	85.65	632
Mississippi	20	2,341,576.90	0.69	117,078.85	9.288	86.47	86.47	83.59	622
Kansas	25	2,326,843.30	0.69	93,073.73	9.640	86.68	88.50	85.39	607
Delaware	11	2,254,728.50	0.67	204,975.32	8.505	82.91	84.89	82.91	597
Utah	12	2,198,228.73	0.65	183,185.73	8.716	87.41	88.68	87.41	642
Montana	11	1,697,132.56	0.50	154,284.78	8.601	78.05	80.07	77.79	614
West Virginia	15	1,629,197.82	0.48	108,613.19	9.777	89.24	89.24	79.96	620
Kentucky	12	1,405,898.04	0.42	117,158.17	9.227	85.84	88.16	81.55	626
Rhode Island	5	1,212,960.04	0.36	242,592.01	7.751	75.78	80.48	72.75	643
Arkansas	11	1,038,122.06	0.31	94,374.73	8.866	77.38	77.38	74.52	603
Idaho	8	986,654.58	0.29	123,331.82	9.061	73.36	75.84	73.36	629
Maine	9	898,208.85	0.27	99,800.98	8.453	81.74	81.74	79.61	624
South Dakota	8	777,727.20	0.23	97,215.90	9.065	85.18	90.96	85.18	646
New Hampshire	4	440,309.93	0.13	110,077.48	8.682	75.30	75.30	75.30	621
Vermont	2	351,673.23	0.10	175,836.62	8.345	89.60	95.00	89.60	643
North Dakota	6	261,308.31	0.08	43,551.39	9.618	83.68	89.82	83.68	598
Wyoming	2	252,190.95	0.07	126,095.48	8.842	67.57	67.57	67.57	583
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
No PMI	1,885	315,713,118.43	93.62	167,487.07	8.465	79.96	81.65	79.96	621
United Guaranty	116	17,610,880.62	5.22	151,817.94	9.196	93.10	93.26	67.45	626
Radian	19	3,702,110.34	1.10	194,847.91	8.711	93.74	93.74	69.52	665
RMIC	1	214,221.87	0.06	214,221.87	9.375	100.00	100.00	65.00	670
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Mortgage Insurance Coverage of the Mortgage Loans at Origination
Mortgage Insurance Coverage (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,885	315,713,118.43	93.62	167,487.07	8.465	79.96	81.65	79.96	621
6	1	441,748.39	0.13	441,748.39	8.750	95.00	95.00	89.30	622
12	21	2,845,307.82	0.84	135,490.85	8.597	84.47	84.47	74.33	607
25	39	6,153,613.37	1.82	157,784.96	8.737	89.69	90.14	67.27	631
30	43	6,598,617.40	1.96	153,456.22	9.525	94.73	94.73	66.31	635
35	32	5,487,925.85	1.63	171,497.68	9.340	100.00	100.00	65.00	649
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Credit Score of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Not Available	3	464,832.16	0.14	154,944.05	9.002	63.52	63.52	62.03	N/A
500 - 524	48	6,350,380.11	1.88	132,299.59	9.670	61.71	61.87	61.57	515
525 - 549	84	9,768,693.41	2.90	116,293.97	9.289	63.18	63.49	62.72	538
550 - 574	168	24,588,993.94	7.29	146,363.06	8.702	71.36	71.60	70.20	564
575 - 599	375	55,361,030.16	16.42	147,629.41	8.582	78.78	80.22	77.50	587
600 - 624	465	76,800,403.51	22.77	165,162.16	8.653	83.76	85.78	82.26	612
625 - 649	457	81,781,533.87	24.25	178,953.03	8.462	83.82	84.98	81.98	637
650 - 674	273	52,902,189.14	15.69	193,780.91	8.151	83.33	85.48	81.89	661
675 - 699	107	21,543,021.07	6.39	201,336.65	8.066	84.13	87.02	81.19	683
700 - 724	22	3,924,008.82	1.16	178,364.04	8.016	75.40	80.88	73.74	711
725 - 749	10	2,214,867.29	0.66	221,486.73	8.468	83.86	83.86	74.40	734
750 - 774	4	378,552.44	0.11	94,638.11	7.398	68.33	68.33	61.67	760
775 - 799	2	736,937.62	0.22	368,468.81	6.655	55.28	55.28	55.28	778
800 - 810	3	424,887.72	0.13	141,629.24	8.875	94.74	94.74	75.72	810
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The non-zero weighted-average credit score of the mortgage loans at origination was approximately 622.

Debt-To-Income Ratio of the Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Not Available	37	7,791,054.37	2.31	210,569.04	8.495	78.31	78.31	74.13	656
0.01 - 10.00	22	2,134,894.99	0.63	97,040.68	9.099	80.22	80.66	78.22	615
10.01 - 20.00	106	11,197,578.12	3.32	105,637.53	8.936	76.22	76.43	75.48	611
20.01 - 30.00	229	30,754,030.60	9.12	134,297.08	8.341	75.02	75.19	74.09	620
30.01 - 40.00	435	68,764,090.71	20.39	158,078.37	8.571	80.39	81.31	79.26	622
40.01 - 50.00	768	142,074,839.85	42.13	184,993.28	8.599	82.81	84.33	81.09	623
50.01 - 59.98	424	74,523,842.62	22.10	175,763.78	8.258	80.74	84.07	78.67	617
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The non-zero weighted-average debt-to-income ratio of the mortgage loans at origination was approximately 42.22%.

Channel of the Mortgage Loans
Channel (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Retail	1,022	191,081,659.55	56.66	186,968.36	8.520	79.54	82.05	78.38	615
Wholesale	650	115,543,956.20	34.26	177,759.93	8.183	81.50	81.82	79.84	628
Correspond	349	30,614,715.51	9.08	87,721.25	9.640	86.10	86.79	81.68	641
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Margin of the Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000 - 1.500	2	224,863.64	0.09	112,431.82	6.833	52.70	52.70	52.70	664
1.501 - 2.000	4	1,138,001.00	0.47	284,500.25	7.868	77.22	81.15	77.22	663
2.001 - 2.500	8	1,444,465.98	0.60	180,558.25	8.063	78.77	79.61	78.77	659
2.501 - 3.000	9	2,869,048.87	1.19	318,783.21	8.308	85.53	86.07	85.53	650
3.001 - 3.500	7	1,274,752.57	0.53	182,107.51	8.836	92.70	92.70	92.70	654
3.501 - 4.000	16	5,131,054.99	2.13	320,690.94	7.205	66.99	68.10	66.22	650
4.001 - 4.500	79	19,431,151.84	8.07	245,963.95	7.297	73.33	78.30	72.66	634
4.501 - 5.000	174	45,274,464.60	18.80	260,198.07	7.672	74.81	77.58	74.48	614
5.001 - 5.500	208	40,625,502.32	16.87	195,314.92	8.131	80.04	82.63	79.18	621
5.501 - 6.000	199	36,437,479.87	15.13	183,102.91	8.426	81.71	84.27	80.47	606
6.001 - 6.500	509	83,152,119.66	34.53	163,363.69	9.467	89.29	89.56	86.24	611
6.501 - 7.000	13	2,629,642.63	1.09	202,280.20	9.174	93.46	94.45	89.48	629
7.001 - 7.500	5	755,008.75	0.31	151,001.75	9.827	91.56	95.89	88.70	607
7.501 - 7.860	3	422,242.90	0.18	140,747.63	9.632	98.77	98.77	78.12	614
Total:	1,236	240,809,799.62	100.00	194,829.93	8.486	81.99	83.90	80.38	617

The weighted-average margin of the adjustable rate mortgage loans at origination was approximately 5.529%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
November 2007	2	924,151.85	0.38	462,075.93	8.502	79.81	79.81	79.81	658
May 2008	1	72,907.24	0.03	72,907.24	10.500	95.00	95.00	95.00	675
September 2008	4	520,922.96	0.22	130,230.74	8.252	88.60	88.60	69.77	663
October 2008	5	578,566.84	0.24	115,713.37	8.329	85.81	98.01	74.56	616
November 2008	5	570,779.03	0.24	114,155.81	10.006	81.79	81.79	64.86	583
December 2008	15	2,527,548.52	1.05	168,503.23	8.522	79.98	89.98	72.93	609
January 2009	12	2,206,536.27	0.92	183,878.02	8.889	86.81	93.14	74.24	619
February 2009	36	5,432,693.05	2.26	150,908.14	8.940	86.54	91.16	71.02	617
March 2009	65	10,027,122.81	4.16	154,263.43	8.705	85.81	90.09	70.74	616
April 2009	75	16,085,449.75	6.68	214,472.66	8.154	81.72	84.74	77.26	619
May 2009	896	178,217,379.58	74.01	198,903.33	8.510	81.54	83.01	81.54	614
June 2009	76	13,620,086.46	5.66	179,211.66	8.382	82.33	83.24	82.33	619
December 2009	2	284,751.64	0.12	142,375.82	8.443	84.88	92.37	71.15	582
January 2010	1	54,084.04	0.02	54,084.04	9.750	80.00	100.00	80.00	560
February 2010	1	163,270.30	0.07	163,270.30	9.040	80.00	100.00	80.00	627
March 2010	2	446,191.69	0.19	223,095.85	7.780	77.81	77.81	68.47	657
April 2010	2	276,350.98	0.11	138,175.49	8.194	67.70	67.70	67.70	631
May 2010	24	6,387,095.93	2.65	266,129.00	7.943	83.09	85.40	83.09	646
June 2010	1	104,695.44	0.04	104,695.44	8.375	70.00	70.00	70.00	645
May 2012	8	1,874,688.45	0.78	234,336.06	8.115	82.12	84.51	82.12	668
June 2012	2	372,476.79	0.15	186,238.40	8.905	93.30	93.30	93.30	643
May 2017	1	62,050.00	0.03	62,050.00	12.875	85.00	85.00	85.00	662
Total:	1,236	240,809,799.62	100.00	194,829.93	8.486	81.99	83.90	80.38	617

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as at origination was approximately May 2009.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.375 - 11.500	1	479,776.00	0.20	479,776.00	5.375	80.00	99.99	80.00	696
11.501 - 12.000	7	2,910,850.86	1.21	415,835.84	6.085	75.52	84.95	75.52	666
12.001 - 12.500	25	6,282,667.94	2.61	251,306.72	6.415	71.89	77.00	71.89	627
12.501 - 13.000	83	23,076,655.59	9.58	278,032.00	6.897	73.57	76.59	73.26	628
13.001 - 13.500	101	24,749,705.07	10.28	245,046.58	7.387	75.51	77.15	75.24	621
13.501 - 14.000	165	41,321,916.08	17.16	250,435.86	7.834	76.67	79.24	75.97	614
14.001 - 14.500	161	31,933,359.90	13.26	198,343.85	8.342	83.60	85.63	82.66	617
14.501 - 15.000	219	41,882,582.31	17.39	191,244.67	8.806	83.47	84.91	81.49	612
15.001 - 15.500	131	22,351,202.01	9.28	170,619.86	9.321	89.64	90.83	86.33	619
15.501 - 16.000	140	22,422,158.92	9.31	160,158.28	9.818	90.64	91.23	87.32	614
16.001 - 16.500	71	10,029,562.77	4.16	141,261.45	10.271	89.88	90.83	84.94	606
16.501 - 17.000	54	6,177,291.32	2.57	114,394.28	10.794	87.79	88.05	86.72	608
17.001 - 17.500	32	2,870,640.77	1.19	89,707.52	11.366	89.68	89.68	85.76	588
17.501 - 18.000	29	3,022,885.50	1.26	104,237.43	11.501	90.57	90.57	85.74	604
18.001 - 18.500	10	795,092.50	0.33	79,509.25	12.358	90.77	90.77	90.77	571
18.501 - 19.000	4	327,330.94	0.14	81,832.74	12.693	98.32	98.32	96.49	619
19.001 - 19.500	2	146,895.36	0.06	73,447.68	13.309	100.00	100.00	100.00	609
19.501 - 19.875	1	29,225.78	0.01	29,225.78	13.875	95.00	95.00	95.00	561
Total:	1,236	240,809,799.62	100.00	194,829.93	8.486	81.99	83.90	80.38	617

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans at origination was approximately 14.481%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000 - 1.500	2	224,863.64	0.09	112,431.82	6.833	52.70	52.70	52.70	664
1.501 - 2.000	4	1,138,001.00	0.47	284,500.25	7.868	77.22	81.15	77.22	663
2.001 - 2.500	7	1,343,578.05	0.56	191,939.72	8.002	78.68	79.58	78.68	654
2.501 - 3.000	9	2,869,048.87	1.19	318,783.21	8.308	85.53	86.07	85.53	650
3.001 - 3.500	7	1,274,752.57	0.53	182,107.51	8.836	92.70	92.70	92.70	654
3.501 - 4.000	16	5,131,054.99	2.13	320,690.94	7.205	66.99	68.10	66.22	650
4.001 - 4.500	77	18,911,377.85	7.85	245,602.31	7.292	73.08	78.19	72.39	634
4.501 - 5.000	166	44,128,679.61	18.33	265,835.42	7.657	74.65	77.50	74.49	614
5.001 - 5.500	205	40,225,534.90	16.70	196,222.12	8.119	80.00	82.57	79.25	621
5.501 - 6.000	195	35,659,819.70	14.81	182,870.87	8.420	81.80	84.42	80.63	605
6.001 - 6.500	501	81,430,597.06	33.82	162,536.12	9.455	89.28	89.52	86.49	611
6.501 - 7.000	9	1,989,864.46	0.83	221,096.05	9.054	93.47	94.24	90.00	632
7.001 - 7.500	4	929,369.62	0.39	232,342.41	8.628	86.88	86.88	86.88	618
7.501 - 8.000	5	817,576.67	0.34	163,515.33	8.484	84.31	84.31	72.49	622
8.001 - 8.500	6	1,015,953.15	0.42	169,325.53	8.283	78.50	80.19	72.89	649
8.501 - 9.000	7	1,068,038.05	0.44	152,576.86	8.896	92.32	92.32	80.75	651
9.001 - 9.500	7	834,641.67	0.35	119,234.52	9.232	85.49	91.96	78.57	604
9.501 - 10.000	4	465,787.72	0.19	116,446.93	9.812	88.13	90.45	70.81	571
10.001 - 10.500	3	475,953.38	0.20	158,651.13	10.235	99.36	99.36	95.70	627
10.501 - 10.875	2	875,306.66	0.36	437,653.33	10.842	86.10	86.10	70.22	589
Total:	1,236	240,809,799.62	100.00	194,829.93	8.486	81.99	83.90	80.38	617

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans at origination was approximately 5.608%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	2	924,151.85	0.38	462,075.93	8.502	79.81	79.81	79.81	658
2.000	4	685,940.68	0.28	171,485.17	8.266	81.38	81.38	75.31	650
3.000	1,217	236,048,823.52	98.02	193,959.59	8.491	81.98	83.85	80.36	616
5.000	13	3,150,883.57	1.31	242,375.66	8.093	82.94	89.70	82.94	649
Total:	1,236	240,809,799.62	100.00	194,829.93	8.486	81.99	83.90	80.38	617

The weighted-average initial periodic cap of the adjustable rate mortgage loans at origination was approximately 3.016%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	1,228	239,373,906.17	99.40	194,929.89	8.483	81.94	83.87	80.34	616
2.000	8	1,435,893.45	0.60	179,486.68	8.847	88.98	88.98	86.08	661
Total:	1,236	240,809,799.62	100.00	194,829.93	8.486	81.99	83.90	80.38	617

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as at origination was approximately 1.006%.

Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,960	316,789,212.03	93.94	161,627.15	8.558	81.05	82.48	79.36	620
60	49	16,924,348.33	5.02	345,394.86	7.752	78.02	82.68	77.33	643
120	11	3,414,605.48	1.01	310,418.68	7.473	71.94	73.25	71.94	682
180	1	112,165.42	0.03	112,165.42	8.375	90.00	90.00	67.50	756
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0x30 Days Delinquent	2,020	337,153,270.67	99.97	166,907.56	8.506	80.80	82.40	79.17	622
1x30 Days Delinquent	1	87,060.59	0.03	87,060.59	10.950	100.00	100.00	100.00	630
Total:	2,021	337,240,331.26	100.00	166,868.05	8.506	80.81	82.40	79.18	622

The Group 2 Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$139,126,906.73
Number of Mortgage Loans	790
Average Scheduled Principal Balance:	$176,110.01	$8,860.71	$998,494.44
Weighted Average Gross Coupon:	8.711%	5.375%	13.875%
Non-Zero Weighted Average Original Credit Score:	633	502	809
Weighted Average Combined LTV Ratio (1):	85.08%	16.69%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	88.70%	16.69%	100.00%
Weighted Average Effective LTV Ratio(3):	82.89%	16.69%	100.00%
Weighted Average Stated Remaining Term:	351 months	172 months	356 months
Weighted Average Original Term:	356 months	180 months	360 months
Weighted Average Roll Term:	20 months	1 month	115 months
Weighted Average Gross Margin:	5.465%	2.000%	7.860%
Weighted Average Initial Periodic Rate Cap:	3.029%	1.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.011%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.499%	11.375%	19.875%
Weighted Average Gross Minimum Lifetime Rate:	5.549%	2.000%	10.875%
Weighted Average Seasoning:	6 months	4 months	17 months
Weighted Average First Pay Date:	May 2007	June 2006	July 2007
Weighted Average First Adjustment Date:	May 2009	November 2007	May 2017
Percent Interest Only Loans:	12.34%
Percent Second Liens:	6.51%
Percent of Loans That Has First Lien with Silent Seconds:	19.26%
Non-Zero Weighted Average Debt-To-Income Ratio:	41.64%	1.38%	59.98%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and  known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Group 2 Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Arm Non-Hybrid	3	997,059.09	0.72	332,353.03	8.649	80.92	80.92	80.92	659
Fixed 25 Yrs or Less	7	725,105.50	0.52	103,586.50	7.680	48.66	48.66	48.66	615
Fixed 30 Yrs	311	23,054,358.29	16.57	74,129.77	9.959	86.63	87.10	83.08	639
Fixed 30 Yrs IO	8	3,082,392.80	2.22	385,299.10	7.635	78.03	81.28	76.39	671
Fixed Balloon 30/15	9	2,195,508.38	1.58	243,945.38	8.879	83.66	89.11	83.66	641
Fixed Balloon 40/30	23	6,647,000.80	4.78	289,000.03	8.091	83.31	88.44	81.74	648
Hybrid 10 Yrs Fixed IO	1	62,050.00	0.04	62,050.00	12.875	85.00	85.00	85.00	662
Hybrid 2 Yrs Fixed	193	33,302,863.41	23.94	172,553.70	8.921	87.61	92.17	83.86	623
Hybrid 2 Yrs Fixed Balloon	182	51,655,545.04	37.13	283,821.68	8.408	85.90	89.85	84.57	630
Hybrid 2 Yrs Fixed IO	27	10,120,401.59	7.27	374,829.69	7.969	77.32	82.82	76.43	633
Hybrid 3 Yrs Fixed	14	2,784,560.20	2.00	198,897.16	8.848	88.41	91.29	86.91	630
Hybrid 3 Yrs Fixed IO	5	2,700,873.18	1.94	540,174.64	7.088	76.50	81.39	76.50	667
Hybrid 5 Yrs Fixed	1	113,442.67	0.08	113,442.67	9.125	70.98	70.98	70.98	652
Hybrid 5 Yrs Fixed Balloon	2	485,499.76	0.35	242,749.88	8.722	100.00	100.00	100.00	671
Hybrid 5 Yrs Fixed IO	4	1,200,246.02	0.86	300,061.51	7.860	78.08	81.81	78.08	668
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Principal Balances of the Group 2 Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
9,000.00 - 25,000.00	57	1,107,834.42	0.80	19,435.69	11.902	95.36	95.36	94.81	617
25,000.01 - 50,000.00	140	5,145,851.74	3.70	36,756.08	11.763	95.87	96.02	95.54	617
50,000.01 - 75,000.00	88	5,561,384.69	4.00	63,197.55	10.456	89.26	91.40	85.25	627
75,000.01 - 100,000.00	81	6,982,545.47	5.02	86,204.27	9.742	85.14	88.08	83.66	620
100,000.01 - 125,000.00	63	7,056,674.52	5.07	112,010.71	9.377	85.40	90.79	79.86	628
125,000.01 - 150,000.00	47	6,452,081.43	4.64	137,278.33	9.191	89.82	95.84	85.84	634
150,000.01 - 175,000.00	45	7,252,608.60	5.21	161,169.08	8.744	87.73	94.17	86.20	632
175,000.01 - 200,000.00	33	6,213,312.01	4.47	188,282.18	9.185	91.03	95.47	85.76	627
200,000.01 - 225,000.00	23	4,941,863.87	3.55	214,863.65	8.293	79.28	85.33	75.30	625
225,000.01 - 250,000.00	22	5,207,591.30	3.74	236,708.70	8.665	90.00	99.12	89.00	644
250,000.01 - 275,000.00	25	6,516,647.27	4.68	260,665.89	8.942	86.17	89.53	83.47	630
275,000.01 - 300,000.00	24	6,872,742.32	4.94	286,364.26	8.493	86.74	93.93	85.82	638
300,000.01 - 350,000.00	27	8,643,934.65	6.21	320,145.73	8.518	88.89	93.71	88.09	639
350,000.01 - 400,000.00	12	4,458,746.40	3.20	371,562.20	8.555	90.94	92.56	81.90	643
400,000.01 - 450,000.00	27	11,696,938.14	8.41	433,219.93	8.138	83.42	84.16	81.86	628
450,000.01 - 500,000.00	26	12,423,847.63	8.93	477,840.29	8.148	81.46	83.02	80.34	638
500,000.01 - 600,000.00	25	13,689,817.25	9.84	547,592.69	8.515	86.52	88.63	84.16	636
600,000.01 - 700,000.00	11	7,163,555.60	5.15	651,232.33	7.582	75.56	80.57	75.56	644
700,000.01 - 800,000.00	5	3,692,045.81	2.65	738,409.16	6.760	65.02	66.72	65.02	651
800,000.01 - 900,000.00	6	5,091,948.56	3.66	848,658.09	7.628	77.62	77.62	77.62	621
900,000.01 - 999,999.00	3	2,954,935.05	2.12	984,978.35	6.925	75.16	83.02	75.16	657
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

The average loan balance of the Group 2 mortgage loans at origination was approximately $176,533.47.

Principal Balances of the Group 2 Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
8,860.71 - 25,000.00	57	1,107,834.42	0.80	19,435.69	11.902	95.36	95.36	94.81	617
25,000.01 - 50,000.00	140	5,145,851.74	3.70	36,756.08	11.763	95.87	96.02	95.54	617
50,000.01 - 75,000.00	91	5,785,934.37	4.16	63,581.70	10.369	87.90	89.95	84.05	626
75,000.01 - 100,000.00	78	6,757,995.79	4.86	86,640.97	9.793	86.17	89.20	84.64	621
100,000.01 - 125,000.00	64	7,181,089.48	5.16	112,204.52	9.427	85.65	90.95	80.21	628
125,000.01 - 150,000.00	47	6,477,152.27	4.66	137,811.75	9.103	88.59	94.58	84.62	635
150,000.01 - 175,000.00	44	7,103,122.80	5.11	161,434.61	8.761	88.63	95.21	87.07	633
175,000.01 - 200,000.00	33	6,213,312.01	4.47	188,282.18	9.185	91.03	95.47	85.76	627
200,000.01 - 225,000.00	23	4,941,863.87	3.55	214,863.65	8.293	79.28	85.33	75.30	625
225,000.01 - 250,000.00	22	5,207,591.30	3.74	236,708.70	8.665	90.00	99.12	89.00	644
250,000.01 - 275,000.00	26	6,791,599.13	4.88	261,215.35	8.969	86.61	89.84	84.02	631
275,000.01 - 300,000.00	23	6,597,790.46	4.74	286,860.45	8.446	86.31	93.80	85.36	636
300,000.01 - 350,000.00	27	8,643,934.65	6.21	320,145.73	8.518	88.89	93.71	88.09	639
350,000.01 - 400,000.00	12	4,458,746.40	3.20	371,562.20	8.555	90.94	92.56	81.90	643
400,000.01 - 450,000.00	27	11,696,938.14	8.41	433,219.93	8.138	83.42	84.16	81.86	628
450,000.01 - 500,000.00	26	12,423,847.63	8.93	477,840.29	8.148	81.46	83.02	80.34	638
500,000.01 - 600,000.00	25	13,689,817.25	9.84	547,592.69	8.515	86.52	88.63	84.16	636
600,000.01 - 700,000.00	11	7,163,555.60	5.15	651,232.33	7.582	75.56	80.57	75.56	644
700,000.01 - 800,000.00	5	3,692,045.81	2.65	738,409.16	6.760	65.02	66.72	65.02	651
800,000.01 - 900,000.00	6	5,091,948.56	3.66	848,658.09	7.628	77.62	77.62	77.62	621
900,000.01 - 998,494.44	3	2,954,935.05	2.12	984,978.35	6.925	75.16	83.02	75.16	657
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

The average loan balance of the Group 2 mortgage loans as of the cut-off date was approximately $176,110.01

Gross Mortgage Rates of the Group 2 Mortgage Loans as of Cut-Off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.375 - 5.500	1	479,776.00	0.34	479,776.00	5.375	80.00	99.99	80.00	696
5.501 - 6.000	5	3,040,521.13	2.19	608,104.23	5.962	79.02	90.12	79.02	662
6.001 - 6.500	13	4,231,190.15	3.04	325,476.17	6.407	68.67	77.26	68.67	673
6.501 - 7.000	32	11,348,680.21	8.16	354,646.26	6.883	73.21	79.47	73.21	634
7.001 - 7.500	39	12,100,549.41	8.70	310,270.50	7.345	73.03	77.17	73.03	627
7.501 - 8.000	72	22,398,091.32	16.10	311,084.60	7.829	78.85	84.62	77.35	628
8.001 - 8.500	65	16,775,944.19	12.06	258,091.45	8.367	85.54	89.51	83.74	631
8.501 - 9.000	100	20,746,992.16	14.91	207,469.92	8.824	85.52	88.43	81.48	632
9.001 - 9.500	64	11,454,843.14	8.23	178,981.92	9.302	91.84	94.59	88.90	640
9.501 - 10.000	79	14,380,915.39	10.34	182,036.90	9.818	95.80	96.64	90.80	640
10.001 - 10.500	47	6,671,653.57	4.80	141,950.08	10.314	95.44	96.00	91.69	629
10.501 - 11.000	50	4,226,598.64	3.04	84,531.97	10.806	93.75	93.75	89.53	638
11.001 - 11.500	41	2,944,314.13	2.12	71,812.54	11.326	98.14	98.14	95.74	626
11.501 - 12.000	40	2,451,658.07	1.76	61,291.45	11.772	99.55	99.55	99.55	627
12.001 - 12.500	57	2,680,285.83	1.93	47,022.56	12.312	99.02	99.02	99.02	608
12.501 - 13.000	82	3,018,772.25	2.17	36,814.30	12.771	99.01	99.01	98.82	602
13.001 - 13.500	2	146,895.36	0.11	73,447.68	13.309	100.00	100.00	100.00	609
13.501 - 13.875	1	29,225.78	0.02	29,225.78	13.875	95.00	95.00	95.00	561
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

The weighted-average mortgage rate of the Group 2 mortgage loans as of the cut-off date was approximately 8.711%.

Original Term to Maturity of the Group 2 Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
180 - 240	16	2,920,613.88	2.10	182,538.37	8.581	74.97	79.07	74.97	635
241 - 360	774	136,206,292.85	97.90	175,977.12	8.714	85.30	88.91	83.06	633
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

The weighted-average original term to maturity of the Group 2 mortgage loans at origination was approximately 356 months.

Remaining Term to Maturity of the Group 2 Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
172 - 240	16	2,920,613.88	2.10	182,538.37	8.581	74.97	79.07	74.97	635
241 - 360	774	136,206,292.85	97.90	175,977.12	8.714	85.30	88.91	83.06	633
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

The weighted-average remaining term to maturity of the Group 2 mortgage loans as of the cut-off date was approximately 351 months.

Seasoning of the Group 2 Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
4 - 6	647	118,495,958.40	85.17	183,146.77	8.686	84.80	88.09	84.52	633
7 - 12	131	19,812,977.58	14.24	151,244.10	8.835	86.59	92.15	73.24	633
13 - 17	12	817,970.75	0.59	68,164.23	9.360	88.85	94.47	80.63	650
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

The weighted-average seasoning of the Group 2 mortgage loans as of the cut-off date was approximately 6 months.

Combined Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16.69 - 20.00	2	133,661.46	0.10	66,830.73	8.675	17.86	17.86	17.86	615
20.01 - 25.00	3	327,212.28	0.24	109,070.76	7.576	23.56	23.56	23.56	651
25.01 - 30.00	2	597,718.92	0.43	298,859.46	8.206	27.86	27.86	27.86	606
30.01 - 35.00	4	696,114.23	0.50	174,028.56	7.970	33.91	33.91	33.91	619
35.01 - 40.00	2	295,324.42	0.21	147,662.21	7.406	38.24	38.24	38.24	627
40.01 - 45.00	6	1,122,828.68	0.81	187,138.11	7.492	42.99	42.99	42.99	638
45.01 - 50.00	8	1,481,601.73	1.06	185,200.22	7.772	48.50	48.50	48.50	581
50.01 - 55.00	8	1,615,520.31	1.16	201,940.04	7.431	53.10	53.10	53.10	687
55.01 - 60.00	9	2,392,981.52	1.72	265,886.84	7.781	58.66	58.66	58.66	617
60.01 - 65.00	15	4,373,831.42	3.14	291,588.76	8.036	63.32	63.32	63.32	602
65.01 - 70.00	20	8,985,950.36	6.46	449,297.52	7.618	69.46	69.46	69.46	616
70.01 - 75.00	25	5,380,482.25	3.87	215,219.29	7.704	74.04	75.77	74.04	628
75.01 - 80.00	164	37,504,685.58	26.96	228,687.11	7.803	79.73	92.74	79.73	635
80.01 - 85.00	36	7,326,653.95	5.27	203,518.17	8.032	84.53	84.75	83.25	626
85.01 - 90.00	43	10,527,492.75	7.57	244,825.41	8.668	89.46	89.85	83.59	642
90.01 - 95.00	53	10,793,625.42	7.76	203,653.31	9.315	94.82	94.94	91.05	639
95.01 - 100.00	390	45,571,221.45	32.76	116,849.29	10.023	99.94	99.94	95.73	637
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

The weighted-average Combined loan-to-value ratio of the Group 2 mortgage loans at origination was approximately 85.08%.

Fully Combined Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16.69 - 20.00	2	133,661.46	0.10	66,830.73	8.675	17.86	17.86	17.86	615
20.01 - 25.00	3	327,212.28	0.24	109,070.76	7.576	23.56	23.56	23.56	651
25.01 - 30.00	2	597,718.92	0.43	298,859.46	8.206	27.86	27.86	27.86	606
30.01 - 35.00	4	696,114.23	0.50	174,028.56	7.970	33.91	33.91	33.91	619
35.01 - 40.00	2	295,324.42	0.21	147,662.21	7.406	38.24	38.24	38.24	627
40.01 - 45.00	6	1,122,828.68	0.81	187,138.11	7.492	42.99	42.99	42.99	638
45.01 - 50.00	8	1,481,601.73	1.06	185,200.22	7.772	48.50	48.50	48.50	581
50.01 - 55.00	8	1,615,520.31	1.16	201,940.04	7.431	53.10	53.10	53.10	687
55.01 - 60.00	9	2,392,981.52	1.72	265,886.84	7.781	58.66	58.66	58.66	617
60.01 - 65.00	15	4,373,831.42	3.14	291,588.76	8.036	63.32	63.32	63.32	602
65.01 - 70.00	20	8,985,950.36	6.46	449,297.52	7.618	69.46	69.46	69.46	616
70.01 - 75.00	23	5,008,057.53	3.60	217,741.63	7.731	73.97	73.97	73.97	625
75.01 - 80.00	44	12,118,742.06	8.71	275,425.96	8.061	79.50	79.50	79.50	631
80.01 - 85.00	35	7,219,855.03	5.19	206,281.57	8.040	84.53	84.53	83.23	625
85.01 - 90.00	42	10,944,653.92	7.87	260,587.00	8.430	88.52	89.41	83.89	643
90.01 - 95.00	57	12,498,837.69	8.98	219,277.85	9.144	92.88	94.84	88.73	639
95.01 - 100.00	510	69,314,015.17	49.82	135,909.83	9.240	93.11	99.89	90.34	637
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

The weighted-average Fully Combined loan-to-value ratio of the Group 2 mortgage loans at origination was approximately 88.70%.

Effective Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16.69 - 20.00	2	133,661.46	0.10	66,830.73	8.675	17.86	17.86	17.86	615
20.01 - 25.00	3	327,212.28	0.24	109,070.76	7.576	23.56	23.56	23.56	651
25.01 - 30.00	2	597,718.92	0.43	298,859.46	8.206	27.86	27.86	27.86	606
30.01 - 35.00	4	696,114.23	0.50	174,028.56	7.970	33.91	33.91	33.91	619
35.01 - 40.00	2	295,324.42	0.21	147,662.21	7.406	38.24	38.24	38.24	627
40.01 - 45.00	6	1,122,828.68	0.81	187,138.11	7.492	42.99	42.99	42.99	638
45.01 - 50.00	8	1,481,601.73	1.06	185,200.22	7.772	48.50	48.50	48.50	581
50.01 - 55.00	8	1,615,520.31	1.16	201,940.04	7.431	53.10	53.10	53.10	687
55.01 - 60.00	9	2,392,981.52	1.72	265,886.84	7.781	58.66	58.66	58.66	617
60.01 - 65.00	48	9,995,038.17	7.18	208,229.96	8.749	83.77	83.77	64.26	629
65.01 - 70.00	42	12,953,921.93	9.31	308,426.71	8.068	76.19	76.38	68.70	626
70.01 - 75.00	31	6,308,237.29	4.53	203,491.53	7.910	75.56	77.04	74.07	626
75.01 - 80.00	164	37,504,685.58	26.96	228,687.11	7.803	79.73	92.74	79.73	635
80.01 - 85.00	30	6,398,898.91	4.60	213,296.63	7.877	84.55	84.80	84.55	627
85.01 - 90.00	30	8,207,013.47	5.90	273,567.12	8.695	89.75	89.93	89.44	636
90.01 - 95.00	43	9,012,852.23	6.48	209,601.21	9.247	94.80	94.94	94.80	640
95.01 - 100.00	358	40,083,295.60	28.81	111,964.51	10.116	99.94	99.94	99.94	636
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633
The weighted-average Effective loan-to-value ratio of the Group 2 mortgage loans at origination was approximately 82.89%.

Occupancy Type of the Group 2 Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	728	129,337,331.66	92.96	177,661.17	8.715	85.76	89.61	83.63	633
Investor	36	5,127,909.85	3.69	142,441.94	8.905	80.71	81.90	75.83	657
Second Home	26	4,661,665.22	3.35	179,294.82	8.378	71.04	71.04	70.35	626
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Property Types of the Group 2 Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	703	122,000,207.66	87.69	173,542.26	8.758	85.50	89.06	83.43	632
Condominium	63	11,091,007.90	7.97	176,047.74	8.562	87.63	92.58	86.40	636
Two to Four Family	24	6,035,691.17	4.34	251,487.13	8.044	71.82	74.38	65.61	654
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Loan Purpose of the Group 2 Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Purchase	570	82,977,776.02	59.64	145,575.05	9.200	91.61	96.62	88.90	636
Cash Out Refinance	182	46,318,296.33	33.29	254,496.13	8.048	75.49	76.90	74.05	625
Rate/Term Finance	38	9,830,834.38	7.07	258,706.17	7.706	75.12	77.51	73.88	652
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Documentation of the Group 2 Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full Doc	600	90,183,875.56	64.82	150,306.46	8.833	87.12	91.79	85.34	629
Full Doc w/ 12 Month Personal	97	24,381,397.30	17.52	251,354.61	8.284	82.39	84.99	82.12	628
Stated Income Stated Asset	29	8,143,255.39	5.85	280,801.91	9.106	84.82	85.01	72.83	658
Stated Income Verified Asset	14	4,154,449.79	2.99	296,746.41	8.485	78.51	81.23	77.90	645
No Ratio Stated Assets	15	3,652,565.98	2.63	243,504.40	8.333	80.03	80.03	75.51	653
Full Doc w/ 12 Month Business	9	3,530,175.27	2.54	392,241.70	8.033	70.80	72.72	69.59	634
No Doc	13	2,721,703.14	1.96	209,361.78	8.590	76.69	76.69	70.80	663
No Ratio Verified Assets	9	1,416,785.25	1.02	157,420.58	8.729	77.00	77.00	77.00	653
Lite Doc w/ 6 Month Bank	3	908,164.61	0.65	302,721.54	9.938	100.00	100.00	100.00	681
Full Doc w/ 12 Month Bank	1	34,534.44	0.02	34,534.44	12.750	95.00	95.00	95.00	590
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Lien Position of the Group 2 Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	569	130,072,642.40	93.49	228,598.67	8.486	84.08	87.95	81.74	634
Second	221	9,054,264.33	6.51	40,969.52	11.937	99.47	99.47	99.47	623
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Index of the Group 2 Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
One-Year CMT	4	394,590.60	0.38	98,647.65	9.969	86.51	86.51	75.96	657
One -Year LIBOR	3	785,500.76	0.76	261,833.59	8.112	88.33	88.33	88.33	667
Six-Month LIBOR	425	102,242,449.60	98.86	240,570.47	8.506	85.31	89.59	83.33	629
Total:	432	103,422,540.96	100.00	239,404.03	8.509	85.34	89.57	83.34	630

Prepayment Penalty Status of the Group 2 Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalty	453	105,548,477.58	75.86	232,998.85	8.392	84.36	88.47	82.34	632
No Prepayment Penalty	337	33,578,429.15	24.14	99,639.26	9.712	87.34	89.44	84.64	637
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Prepayment Penalty Term of the Group 2 Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	337	33,578,429.15	24.14	99,639.26	9.712	87.34	89.44	84.64	637
6	1	710,000.00	0.51	710,000.00	6.500	53.58	53.58	53.58	778
12	2	546,500.66	0.39	273,250.33	10.754	91.23	91.23	65.80	633
24	337	81,089,442.91	58.28	240,621.49	8.460	85.69	90.09	83.82	626
36	112	22,706,399.30	16.32	202,735.71	8.199	81.33	84.71	79.25	646
60	1	496,134.71	0.36	496,134.71	6.250	41.67	41.67	41.67	705
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Geographic Concentration of the Group 2 Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	97	34,194,390.09	24.58	352,519.49	7.972	81.31	84.75	80.45	638
Florida	60	13,070,784.82	9.39	217,846.41	9.134	89.11	90.75	86.72	632
Virginia	27	5,793,699.14	4.16	214,581.45	8.344	85.27	87.22	84.31	634
New York	20	5,351,243.88	3.85	267,562.19	8.209	84.35	87.02	80.95	648
Arizona	32	5,330,405.35	3.83	166,575.17	8.968	85.92	87.96	84.51	633
Washington	26	5,318,666.15	3.82	204,564.08	8.714	81.65	84.88	77.65	628
Texas	50	5,271,414.59	3.79	105,428.29	9.651	91.49	92.48	85.21	647
New Jersey	12	4,916,338.79	3.53	409,694.90	8.234	81.30	86.23	81.30	635
Maryland	20	4,582,880.19	3.29	229,144.01	8.321	81.83	84.74	81.83	620
North Carolina	34	4,468,286.06	3.21	131,420.18	9.009	85.68	90.77	84.86	632
Colorado	20	4,030,490.14	2.90	201,524.51	8.636	85.21	93.60	84.73	634
Georgia	31	3,925,260.72	2.82	126,621.31	9.421	84.67	87.83	82.86	628
Pennsylvania	30	3,860,429.91	2.77	128,681.00	9.388	85.51	87.39	82.39	624
Illinois	32	3,828,634.30	2.75	119,644.82	9.088	85.44	91.00	81.91	637
Iowa	19	2,637,189.24	1.90	138,799.43	7.914	82.85	95.12	82.85	638
Louisiana	19	2,521,643.45	1.81	132,718.08	9.272	92.76	97.92	88.54	630
Wisconsin	18	2,356,876.62	1.69	130,937.59	8.875	88.31	90.19	83.79	618
Minnesota	15	2,181,060.87	1.57	145,404.06	8.276	83.62	86.99	82.85	636
Ohio	20	1,869,528.61	1.34	93,476.43	9.854	93.13	96.23	88.79	637
Massachusetts	7	1,716,511.76	1.23	245,215.97	8.670	93.13	95.81	85.79	634
Nevada	8	1,702,163.63	1.22	212,770.45	8.998	95.26	97.98	95.26	635
South Carolina	12	1,645,335.96	1.18	137,111.33	9.775	87.85	94.09	82.23	618
Nebraska	18	1,579,439.61	1.14	87,746.65	9.898	91.14	96.17	89.66	614
Hawaii	2	1,296,807.31	0.93	648,403.66	8.134	60.52	60.52	60.52	604
Oregon	12	1,221,406.37	0.88	101,783.86	9.131	82.14	92.51	82.14	625
Oklahoma	14	1,206,045.45	0.87	86,146.10	10.696	96.75	96.75	96.75	619
Missouri	14	1,204,441.68	0.87	86,031.55	9.937	92.75	94.76	79.93	629
District of Columbia	2	1,194,948.47	0.86	597,474.24	6.922	61.75	61.75	61.75	611
Utah	7	1,129,977.89	0.81	161,425.41	9.296	90.28	92.75	90.28	654
Kansas	12	1,076,796.46	0.77	89,733.04	10.092	92.30	96.22	89.51	633
Indiana	18	1,011,687.98	0.73	56,204.89	10.064	88.82	93.45	84.73	611
Tennessee	10	913,807.52	0.66	91,380.75	9.445	92.65	99.08	87.12	627
Alabama	10	771,775.87	0.55	77,177.59	9.371	91.56	96.33	81.02	624
Michigan	8	739,258.70	0.53	92,407.34	8.842	88.03	94.73	78.50	637
Montana	5	732,163.04	0.53	146,432.61	9.025	87.57	92.26	87.57	641
New Mexico	7	647,617.72	0.47	92,516.82	9.831	85.08	93.32	85.08	617
Alaska	4	615,435.86	0.44	153,858.97	8.352	81.47	100.00	81.47	620
Kentucky	7	528,210.45	0.38	75,458.64	9.630	84.75	90.93	79.27	623
West Virginia	6	523,690.69	0.38	87,281.78	9.678	99.13	99.13	70.25	634
Connecticut	3	337,281.17	0.24	112,427.06	11.510	100.00	100.00	100.00	613
Delaware	2	310,854.39	0.22	155,427.20	9.629	92.91	100.00	92.91	617
Rhode Island	1	285,324.07	0.21	285,324.07	6.500	80.00	100.00	80.00	724
South Dakota	3	257,114.05	0.18	85,704.68	9.424	82.52	100.00	82.52	667
Mississippi	5	236,388.30	0.17	47,277.66	10.419	99.92	99.92	99.92	620
Arkansas	2	216,304.35	0.16	108,152.18	8.868	87.21	87.21	73.51	600
North Dakota	4	186,887.23	0.13	46,721.81	8.801	83.15	91.74	83.15	615
Idaho	2	167,501.95	0.12	83,750.98	8.832	85.41	100.00	85.41	635
Maine	2	118,582.85	0.09	59,291.43	9.454	96.01	96.01	96.01	663
New Hampshire	1	43,923.03	0.03	43,923.03	12.750	100.00	100.00	100.00	591
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Mortgage Insurance Status of the Group 2 Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
No PMI	728	128,168,224.98	92.12	176,055.25	8.670	84.21	88.13	84.21	632
United Guaranty	44	7,700,419.31	5.53	175,009.53	9.366	95.76	96.09	66.48	641
Radian	17	3,044,040.57	2.19	179,061.21	8.714	93.47	93.47	70.17	656
RMIC	1	214,221.87	0.15	214,221.87	9.375	100.00	100.00	65.00	670
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Mortgage Insurance Coverage of the Group 2 Mortgage Loans at Origination
Mortgage Insurance Coverage (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	728	128,168,224.98	92.12	176,055.25	8.670	84.21	88.13	84.21	632
6	1	441,748.39	0.32	441,748.39	8.750	95.00	95.00	89.30	622
12	6	927,755.04	0.67	154,625.84	9.100	84.40	84.40	74.28	620
25	14	2,762,227.67	1.99	197,301.98	8.601	89.51	90.41	67.13	655
30	9	1,339,024.80	0.96	148,780.53	9.958	94.89	94.89	66.42	639
35	32	5,487,925.85	3.94	171,497.68	9.340	100.00	100.00	65.00	649
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Credit Score of the Group 2 Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
502 - 524	7	476,671.76	0.34	68,095.97	10.546	52.76	52.76	52.76	512
525 - 549	8	1,201,322.69	0.86	150,165.34	9.285	60.70	60.70	60.70	534
550 - 574	22	3,418,637.10	2.46	155,392.60	8.768	67.40	68.34	66.82	562
575 - 599	132	15,423,556.26	11.09	116,845.12	8.915	81.23	85.42	80.26	589
600 - 624	223	37,431,057.82	26.90	167,852.28	8.898	86.31	90.29	84.53	613
625 - 649	198	39,501,331.27	28.39	199,501.67	8.789	87.66	90.02	84.97	637
650 - 674	128	26,191,324.78	18.83	204,619.72	8.421	85.39	89.67	83.60	662
675 - 699	51	11,421,878.75	8.21	223,958.41	8.251	88.71	94.04	85.11	683
700 - 724	12	2,383,019.73	1.71	198,584.98	8.083	75.66	84.68	74.71	711
725 - 749	3	649,641.04	0.47	216,547.01	9.851	98.31	98.31	66.05	732
750 - 774	2	150,077.60	0.11	75,038.80	8.975	92.53	92.53	75.71	760
775 - 799	2	736,937.62	0.53	368,468.81	6.655	55.28	55.28	55.28	778
800 - 809	2	141,450.31	0.10	70,725.16	9.375	94.21	94.21	94.21	809
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

The non-zero weighted-average credit score of the Group 2 mortgage loans at origination was approximately 633.

Debt-To-Income Ratio of the Group 2 Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Not Available	37	7,791,054.37	5.60	210,569.04	8.495	78.31	78.31	74.13	656
0.01 - 10.00	22	2,134,894.99	1.53	97,040.68	9.099	80.22	80.66	78.22	615
10.01 - 20.00	106	11,197,578.12	8.05	105,637.53	8.936	76.22	76.43	75.48	611
20.01 - 30.00	37	6,227,862.40	4.48	168,320.61	8.306	73.66	74.53	72.87	636
30.01 - 40.00	121	24,311,835.52	17.47	200,924.26	8.791	85.39	87.78	84.68	640
40.01 - 50.00	282	57,314,736.82	41.20	203,243.75	8.803	88.43	92.10	85.82	635
50.01 - 59.98	185	30,148,944.51	21.67	162,967.27	8.501	86.20	93.73	83.31	628
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

The non-zero weighted-average debt-to-income ratio of the Group 2 mortgage loans at origination was approximately 41.64%.

Channel of the Group 2 Mortgage Loans
Channel (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Retail	383	87,900,479.72	63.18	229,505.17	8.437	82.29	87.44	80.57	627
Wholesale	147	33,409,773.87	24.01	227,277.37	8.477	88.58	89.63	85.96	647
Correspond	260	17,816,653.14	12.81	68,525.59	10.501	92.27	93.23	88.61	640
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Margin of the Group 2 Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000 - 2.000	3	1,039,201.00	1.00	346,400.33	7.914	76.95	81.26	76.95	665
2.001 - 2.500	6	1,150,742.02	1.11	191,790.34	7.899	79.11	80.16	79.11	655
2.501 - 3.000	6	2,260,114.15	2.19	376,685.69	8.156	83.74	84.43	83.74	652
3.001 - 3.500	3	512,426.89	0.50	170,808.96	8.869	100.00	100.00	100.00	629
3.501 - 4.000	9	3,312,714.91	3.20	368,079.43	7.261	65.37	67.09	64.18	642
4.001 - 4.500	32	9,553,062.43	9.24	298,533.20	7.336	79.21	89.33	78.54	640
4.501 - 5.000	64	21,128,442.26	20.43	330,131.91	7.580	74.74	80.41	74.74	616
5.001 - 5.500	53	13,549,043.43	13.10	255,642.33	8.239	82.89	89.99	82.53	631
5.501 - 6.000	54	10,230,198.41	9.89	189,448.12	8.414	84.79	93.64	83.50	630
6.001 - 6.500	188	37,752,362.33	36.50	200,810.44	9.539	95.12	95.53	90.88	631
6.501 - 7.000	6	1,756,981.48	1.70	292,830.25	9.140	96.67	98.16	92.74	639
7.001 - 7.500	5	755,008.75	0.73	151,001.75	9.827	91.56	95.89	88.70	607
7.501 - 7.860	3	422,242.90	0.41	140,747.63	9.632	98.77	98.77	78.12	614
Total:	432	103,422,540.96	100.00	239,404.03	8.509	85.34	89.57	83.34	630
The weighted-average margin of the Group 2 adjustable rate mortgage at origination was approximately 5.465%.

Next Rate Adjustment Date of the Group 2 Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
November 2007	2	924,151.85	0.89	462,075.93	8.502	79.81	79.81	79.81	658
May 2008	1	72,907.24	0.07	72,907.24	10.500	95.00	95.00	95.00	675
September 2008	2	162,000.92	0.16	81,000.46	9.403	85.66	85.66	74.91	670
October 2008	4	454,078.54	0.44	113,519.64	8.090	83.29	98.84	76.77	612
November 2008	1	197,745.29	0.19	197,745.29	9.950	82.92	82.92	72.97	560
December 2008	9	1,856,098.00	1.79	206,233.11	8.227	76.47	90.09	75.31	610
January 2009	4	1,061,821.20	1.03	265,455.30	8.993	88.89	97.55	72.03	621
February 2009	23	3,733,218.92	3.61	162,313.87	8.916	87.34	94.07	70.81	631
March 2009	28	5,196,780.80	5.02	185,599.31	8.438	88.31	95.26	72.11	630
April 2009	29	7,643,207.10	7.39	263,558.87	7.849	81.72	87.94	77.82	641
May 2009	284	70,756,383.28	68.41	249,142.19	8.598	85.97	89.49	85.97	627
June 2009	18	4,017,475.99	3.88	223,193.11	8.618	84.68	87.79	84.68	626
December 2009	1	106,606.46	0.10	106,606.46	9.200	80.00	100.00	80.00	574
January 2010	1	54,084.04	0.05	54,084.04	9.750	80.00	100.00	80.00	560
February 2010	1	163,270.30	0.16	163,270.30	9.040	80.00	100.00	80.00	627
March 2010	2	446,191.69	0.43	223,095.85	7.780	77.81	77.81	68.47	657
May 2010	13	4,610,585.45	4.46	354,660.42	7.905	83.47	86.66	83.47	651
June 2010	1	104,695.44	0.10	104,695.44	8.375	70.00	70.00	70.00	645
May 2012	7	1,799,188.45	1.74	257,026.92	8.173	83.55	86.04	83.55	667
May 2017	1	62,050.00	0.06	62,050.00	12.875	85.00	85.00	85.00	662
Total:	432	103,422,540.96	100.00	239,404.03	8.509	85.34	89.57	83.34	630

The weighted-average next rate adjustment date of the Group 2 adjustable rate mortgage loans as of the cut-off date was approximately May 2009.

Maximum Mortgage Rate of the Group 2 Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.375 - 11.500	1	479,776.00	0.46	479,776.00	5.375	80.00	99.99	80.00	696
11.501 - 12.000	5	2,662,350.86	2.57	532,470.17	6.075	78.20	88.52	78.20	659
12.001 - 12.500	10	2,813,574.16	2.72	281,357.42	6.414	76.38	87.80	76.38	642
12.501 - 13.000	23	8,891,888.57	8.60	386,603.85	6.921	75.75	83.15	75.75	631
13.001 - 13.500	30	9,803,387.78	9.48	326,779.59	7.431	74.63	78.18	74.63	623
13.501 - 14.000	55	18,695,131.47	18.08	339,911.48	7.832	78.18	83.74	77.45	622
14.001 - 14.500	47	11,965,773.15	11.57	254,590.92	8.354	86.62	91.78	85.14	626
14.501 - 15.000	72	16,266,347.84	15.73	225,921.50	8.835	87.29	90.69	84.04	633
15.001 - 15.500	44	9,095,134.09	8.79	206,707.59	9.312	95.25	98.13	91.99	637
15.501 - 16.000	68	12,513,754.77	12.10	184,025.81	9.832	95.76	96.65	91.99	635
16.001 - 16.500	29	4,746,559.65	4.59	163,674.47	10.207	96.42	98.15	92.21	629
16.501 - 17.000	19	2,096,197.12	2.03	110,326.16	10.800	89.21	89.73	87.33	612
17.001 - 17.500	9	1,009,504.20	0.98	112,167.13	11.452	96.67	96.67	89.68	603
17.501 - 18.000	11	1,694,281.10	1.64	154,025.55	11.541	98.01	98.01	89.81	632
18.001 - 18.500	3	274,618.08	0.27	91,539.36	12.307	100.00	100.00	100.00	610
18.501 - 19.000	3	238,140.98	0.23	79,380.33	12.625	99.56	99.56	97.04	641
19.001 - 19.500	2	146,895.36	0.14	73,447.68	13.309	100.00	100.00	100.00	609
19.501 - 19.875	1	29,225.78	0.03	29,225.78	13.875	95.00	95.00	95.00	561
Total:	432	103,422,540.96	100.00	239,404.03	8.509	85.34	89.57	83.34	630

The weighted-average maximum mortgage rate of the Group 2 adjustable rate mortgage loans at origination was approximately 14.499%.

Minimum Mortgage Rate of the Group 2 Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000 - 2.000	3	1,039,201.00	1.00	346,400.33	7.914	76.95	81.26	76.95	665
2.001 - 2.500	5	1,049,854.09	1.02	209,970.82	7.806	79.02	80.18	79.02	649
2.501 - 3.000	6	2,260,114.15	2.19	376,685.69	8.156	83.74	84.43	83.74	652
3.001 - 3.500	3	512,426.89	0.50	170,808.96	8.869	100.00	100.00	100.00	629
3.501 - 4.000	9	3,312,714.91	3.20	368,079.43	7.261	65.37	67.09	64.18	642
4.001 - 4.500	32	9,553,062.43	9.24	298,533.20	7.336	79.21	89.33	78.54	640
4.501 - 5.000	64	21,128,442.26	20.43	330,131.91	7.580	74.74	80.41	74.74	616
5.001 - 5.500	51	13,265,551.27	12.83	260,108.85	8.212	82.91	90.03	82.68	632
5.501 - 6.000	51	9,649,481.89	9.33	189,205.53	8.407	85.58	94.95	84.55	629
6.001 - 6.500	185	36,895,833.16	35.67	199,436.94	9.527	95.13	95.49	91.17	631
6.501 - 7.000	4	1,408,533.36	1.36	352,133.34	8.896	96.61	97.70	91.71	646
7.001 - 7.500	2	409,595.63	0.40	204,797.82	10.091	92.42	92.42	92.42	582
7.501 - 8.000	2	318,320.22	0.31	159,160.11	9.557	100.00	100.00	81.91	624
8.001 - 8.500	3	605,350.40	0.59	201,783.47	8.338	70.59	73.43	67.93	640
8.501 - 9.000	2	363,158.77	0.35	181,579.39	8.965	94.44	94.44	94.44	676
9.001 - 9.500	3	331,543.27	0.32	110,514.42	9.129	83.72	100.00	77.21	608
9.501 - 10.000	3	355,752.01	0.34	118,584.00	9.893	86.00	89.05	72.15	567
10.001 - 10.500	3	475,953.38	0.46	158,651.13	10.235	99.36	99.36	95.70	627
10.501 - 10.875	1	487,651.87	0.47	487,651.87	10.875	95.00	95.00	66.50	641
Total:	432	103,422,540.96	100.00	239,404.03	8.509	85.34	89.57	83.34	630

The weighted-average minimum mortgage rate of the Group 2 adjustable rate mortgage at origination was approximately 5.549%.

Initial Periodic Cap of the Group 2 Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	2	924,151.85	0.89	462,075.93	8.502	79.81	79.81	79.81	658
2.000	3	519,098.93	0.50	173,032.98	8.162	80.22	80.22	72.20	659
3.000	417	99,276,383.40	95.99	238,072.86	8.524	85.50	89.69	83.46	629
5.000	10	2,702,906.78	2.61	270,290.68	8.019	82.48	90.36	82.48	649
Total:	432	103,422,540.96	100.00	239,404.03	8.509	85.34	89.57	83.34	630

The weighted-average initial periodic cap of the Group 2 adjustable rate mortgage loans at origination was approximately 3.029%.

Subsequent Periodic Cap of the Group 2 Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	425	102,242,449.60	98.86	240,570.47	8.506	85.31	89.59	83.33	629
2.000	7	1,180,091.36	1.14	168,584.48	8.733	87.72	87.72	84.19	663
Total:	432	103,422,540.96	100.00	239,404.03	8.509	85.34	89.57	83.34	630

The weighted-average subsequent periodic cap of the Group 2 adjustable rate mortgage loans at origination was approximately 1.011%.

Interest Only Term of the Group 2 Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	745	121,960,943.14	87.66	163,705.96	8.842	86.16	89.61	83.78	631
60	35	13,984,575.16	10.05	399,559.29	7.832	78.39	84.03	77.56	639
120	9	3,069,223.01	2.21	341,024.78	7.521	72.43	73.89	72.43	683
180	1	112,165.42	0.08	112,165.42	8.375	90.00	90.00	67.50	756
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Historical Delinquency of the Group 2 Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0x30 Days Delinquent	789	139,039,846.14	99.94	176,222.87	8.710	85.07	88.70	82.88	633
1x30 Days Delinquent	1	87,060.59	0.06	87,060.59	10.950	100.00	100.00	100.00	630
Total:	790	139,126,906.73	100.00	176,110.01	8.711	85.08	88.70	82.89	633

Rating Agency Contacts

Moody’s	Shuisheng Shi (Jason) (212) 553-1709

S&P	Rani Manasseh (212) 438-1130